Exhibit 10.1

PARTICLE DRILLING TECHNOLOGIES, INC.

$1,200,000
Senior Secured PIK Notes due 2010

Warrants to Purchase a 19.95% Equity Interest

__________________

PURCHASE AGREEMENT
__________________

Dated as of February 11, 2009

TABLE OF CONTENTS

SECTION 1.                                                                                                                                          Authorization of Notes and Warrants

SECTION 2.                                                                                                                                          Sale and Purchase of Securities

2.01	Purchase Price
2.02	Security Interest

SECTION 3.                                                                                                                                          Closing; Fees

3.01	Closings
3.02	Expenses
3.03	Obligation of the Purchasers

SECTION 4.                                                                                                                                          Prepayment of Notes; Payments; Taxes

4.01	Optional Redemption of Notes
4.02	Redemption Procedure

SECTION 5.                                                                                                                                          Conditions to Purchasers’ Obligations

5.01	Execution of Notes
5.02	Warrants
5.03	Fees, Expenses, Etc
5.04	Opinions of Counsel
5.05	Corporate Documents; Proceedings; Etc
5.06	Indebtedness
5.07	Security Agreement
5.08	Collateral Deliveries
5.09	Adverse Change, Etc
5.10	Litigation
5.11	Representations and Warranties
5.12	Good Standing Certificates
5.13	No Default
5.14	Securities Laws
5.15	No Outstanding Registration Rights
5.16	Subsequent Draw Down Conditions

SECTION 6.                                                                                                                                          Conditions to Company’s Obligations

6.01	Sale of Securities
6.02	Representations and Warranties of the Purchasers

SECTION 7.Representations, Warranties and Agreements of the Company
7.01	Corporate Status
7.02	Valid Agreement
7.03	Capitalization
7.04	Conflicts
7.05	Accuracy of Securities Act Filings
7.06	Authorization of Securities
7.07	Adverse Litigation.
7.08	Taxes
7.09	Disclosure Controls
7.10	Investment Company
7.11	Commissions
7.12	Material Events
7.13	Use of Proceeds
7.14	The Security Documents
7.15	Employee Benefit Plans
7.16	Environmental Matters
7.17	Representations and Warranties in Documents

SECTION 8.                                                                                                                                          Representations and Warranties of the Purchasers

8.01	Purchaser Intent
8.02	Status of Purchasers
8.03	Authorization; No Contravention
8.04	Binding Effect
8.05	Broker’s, Finder’s or Similar Fees

SECTION 9.                                                                                                                                          Affirmative Covenants

9.01	Maintenance of Property; Insurance
9.02	Compliance with Statutes, Etc
9.03	Compliance with Environmental Laws
9.04	Employee Benefits
9.05	Performance of Obligations
9.06	Payment of Taxes
9.07	Further Assurances; Additional Collateral

SECTION 10.                                                                                                                                          Negative Covenants

10.01	Liens
10.02	Consolidation, Merger, Purchase or Sale of Assets, Etc
10.03	Dividends
10.04	Indebtedness
10.05	Advances, Investments and Loans
10.06	Transactions with Affiliates

10.07	Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Etc
10.08	Limitation on Certain Restrictions on Subsidiaries
10.09	Limitation on Creation of Subsidiaries
10.10	Business

SECTION 11.                                                                                                                                          Events of Default

11.01	Payments
11.02	Representations, Etc
11.03	Covenants
11.04	Default Under Other Agreements
11.05	Bankruptcy, Etc
11.06	ERISA
11.07	Security Documents
11.08	Judgments
11.09	Change of Control
11.10	Conviction
11.11	Non-Performance of the Shell Contract

SECTION 12.                                                                                                                                          Definitions

12.01	Defined Terms

SECTION 13.                                                                                                                                          Appointment of Agent

13.01	Appointment
13.02	Rights of Agent
13.03	Administration of the Collateral
13.04	Application of Proceeds
13.05	Duties of Agent
13.06	Reliance by Agent
13.07	Appointment of Sub-Agents
13.08	Resignation of Agent
13.09	Holder Non-Reliance
13.10	Indemnification
13.11	Holders
13.12	Action by Agent

SECTION 14.                                                                                                                                          Miscellaneous

14.01	Payment of Expenses, Etc
14.02	Right of Setoff
14.03	Notices
14.04	Benefit of Agreement
14.05	No Waiver; Remedies Cumulative

14.06	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL
14.07	Counterparts
14.08	Headings Descriptive
14.09	Amendment or Waiver; Etc
14.10	Survival
14.11	Confidentiality
14.12	Registration of Notes

SCHEDULE 2.01                      Schedule of Purchasers
SCHEDULE 5.06                      Schedule of Existing Indebtedness
SCHEDULE 5.08(iii)                 Schedule of Real Property

EXHIBIT A                               Form of Note
EXHIBIT B                                Form of Common Stock Purchase Warrant
EXHIBIT C-1                             Form of Opinion of Vinson & Elkins LLP
EXHIBIT C-2                             Form of Opinion of Woodburn and Wedge
EXHIBIT D                                Form of Compliance Certificate
EXHIBIT E                                 Form of Security Agreement

PURCHASE AGREEMENT dated as of February 11, 2009 (the “Agreement”) among Particle Drilling Technologies, Inc., a Nevada corporation (the “Company”), Particle Drilling Technologies, Inc., a Delaware corporation and a Subsidiary of the Company (the “Delaware Sub”),  LC Capital Master Fund, Ltd., a Cayman Islands exempted company (“LC”), Don A. Sanders and Edward F. Hiel, as purchasers (each, a “Purchaser” and collectively, the “Purchasers”), and LC Capital Master Fund, Ltd., a Cayman Islands exempted company, as agent and collateral agent for the holders of the securities issued hereunder (the “Agent”).

The Company has requested that the Purchasers purchase the Notes and the Warrants from it and the Purchasers are prepared to purchase the Notes and the Warrants from the Company upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

SECTION 1. Authorization of Notes and Warrants.  The Company has authorized the:

(a) issuance and sale of $1,200,000 aggregate principal amount of its Senior Secured PIK Notes due 2010 (the “Notes”), in substantially the form of note attached hereto as Exhibit A, bearing interest at a rate of 10.0% per annum, interest payable quarterly in arrears on each Quarterly Payment Date with no amortization;

(b) issuance and sale of 3-year detachable warrants substantially in the form of Exhibit B (the “Warrants” and, together with the Notes, the “Securities”) to purchase an aggregate of up to 19.95% of the Company’s issued and outstanding Common Stock as of the date of this Agreement (as such number of shares of Common Stock may be adjusted from time to time in accordance with the terms of the Warrants, the “Warrant Shares”); and

(c) issuance of the Warrant Shares upon exercise of the Warrants.

SECTION 2. Sale and Purchase of Securities.

2.01 Purchase Price.  (a) The Company will issue and sell to the Purchasers and, subject to the terms and conditions of this Agreement, the Purchasers agree, severally and not jointly, to buy from the Company, at the date hereof and on each Draw Down Date as provided for in Section 3, the Securities in the respective principal amounts (in the case of the Notes) and exercisable for the number of shares of Common Stock (in the case of the Warrants) set forth in Schedule 2.01 hereto opposite their names, for an aggregate purchase price equal to 100% of the principal amount of the Notes specified therein (the “Purchase Price”); and in that regard, the parties hereto agree that $1,150,000 of the $1,200,000 aggregate Purchase Price paid for the Notes and the Warrants shall be allocated to the Notes for United States federal income tax purposes and the remaining $50,000 of the Purchase Price shall be allocated to the Warrants.

2.02 Security Interest.  Each of the Notes shall be an obligation of the Company secured by Liens on the Company’s and the Delaware Sub’s interests in the Collateral with such Liens having a first priority to the Collateral, subject to the Permitted Liens.

Closing; Fees.

2.03 Closings.  The sales of the Securities to be purchased by the Purchasers shall take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York, at 10:00 a.m., New York City time, in four closings as follows:

(a) the Warrants shall be issued to the Purchasers on the date of this Agreement in consideration of the execution of this Agreement by the Purchasers;

(b) $400,000 in principal amount of the Notes, subject to the satisfaction of the conditions set forth in Section 5, shall be purchased by the Purchasers, with each Purchaser purchasing its pro rata portion of such Notes, at a closing (the “First Draw Down”) on March 2, 2009 or on such other Business Day thereafter as may be agreed upon by the Company and LC;

(c) $400,000 in principal amount of the Notes, subject to the satisfaction of the conditions set forth in Section 5, shall be purchased by the Purchasers, with each Purchaser purchasing its pro rata portion of such Notes, at a closing (the “Second Draw Down”) at a time as may be agreed upon by the Company and LC which shall be no earlier than 90 days after the First Draw Down; and

(d) $400,000 in principal amount of the Notes, subject to the satisfaction of the conditions set forth in Section 5, shall be purchased by the Purchasers, with each Purchaser purchasing its pro rata portion of such Notes, at a closing (the “Final Draw Down,” and, together with the First Draw Down and the Second Draw Down, each a “Draw Down”) at a time as may be agreed upon by the Company and LC which shall be no earlier than 90 days after the Second Draw Down.

At each Draw Down, the Company will deliver to each Purchaser the principal amount of Notes being purchased by such Purchaser at such Draw Down, registered in such names as such Purchaser shall instruct the Company dated the date of the applicable Draw Down against delivery by such Purchaser to the Company of immediately available funds in the amount of the principal amount thereof.  If at any Draw Down the Company shall fail to tender such Securities to the Purchasers as provided above in this Section 3, or any of the conditions specified in Section 5 shall not have been satisfied to LC’s satisfaction, the Purchasers shall be relieved of all further obligations under this Agreement, without thereby waiving any other rights they may have by reason of such failure to deliver Notes or such failure of condition precedent.

2.04 Expenses.  Subject to Section 14.01, whether or not the Securities are issued, on the First Draw Down, the Company will pay to LC the reasonable fees and disbursements of legal counsel and consultants and such other expenses, including search fees, diligence fees and expenses, documentation fees and filing fees, incurred by LC or them in connection with the transactions contemplated herein, set forth in a statement (accompanied by reasonable detail) delivered to the Company on or prior to the date of the First Draw Down, and thereafter the Company will pay to LC, promptly upon receipt of a supplemental statement therefor (accompanied by reasonable detail), such additional reasonable fees and expenses, if any, as LC may incur in connection with the Second Draw Down and Final Draw Down.

Obligation of the Purchasers.  The Company hereby acknowledges and agrees that the Purchasers shall have no obligation to purchase the Notes or otherwise consummate the transactions contemplated by this Agreement if any of the conditions to the applicable Draw Down described in Section 5 has not been satisfied at or prior to such Draw Down.

SECTION 3. Prepayment of Notes; Payments; Taxes.

3.01 Optional Redemption of Notes.  (a) the Company may voluntarily redeem at any time all of the Notes at the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable redemption date without penalty or premium.

(b) The Company will give each Holder written notice of each optional redemption under this Section 4.01 not less than 10 days and not more than 20 days prior to the date fixed for such redemption, in each case specifying such date, the aggregate principal amount of the Notes to be redeemed, and the principal amount of each Note held by such Holder to be redeemed.

3.02 Redemption Procedure,

(a)  In the case of each redemption of less than all of the outstanding Notes pursuant to Section 4.01, the Notes shall be redeemed pro rata among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption, with adjustments, to the extent practicable, to compensate for any prior redemptions not made exactly in such proportion.

(b)  In the case of each redemption pursuant to Section 4.01, the principal amount of each Note to be redeemed shall mature and become due and payable on the date fixed for such redemption, together with interest on such principal amount accrued to such date and the applicable premium, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and premium, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or redeemed in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any redeemed principal amount of any Note.

SECTION 4. Conditions to Purchasers’ Obligations.  The Purchasers’ obligation to purchase and pay for the Securities as set forth herein is subject to the fulfillment, to the Purchaser’s satisfaction or written waiver, on the date of this Agreement or before the First Draw Down, as indicated below, of the conditions set forth in Section 5.01 to 5.15 below, and the Purchasers’ obligations to purchase Notes at the Second Draw Down and Final Draw Down, respectively, is subject to the fulfillment, to the Purchasers’ satisfaction or written waiver, before the applicable Draw Down, as indicated below, of the conditions set forth in Section 5.16:

4.01 Execution of Notes.  The Notes to be delivered at the applicable Draw Down shall have been executed by the Company, and delivered to the Purchasers, in the amounts, maturity and as otherwise provided herein.

Warrants.  The Warrants shall have been executed by the Company and delivered to the Purchasers on the date of this Agreement substantially in the form of Exhibit B hereto.

4.02 Fees, Expenses, Etc.  The Company shall have paid to the Purchasers all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Purchasers to the extent then due and invoiced, including, without limitation the fees and expenses under Sections 3.02, and 14.01 hereof.

4.03 Opinions of Counsel.  The Purchasers shall have received favorable written opinions, each dated the date of the First Draw Down and addressed to the Purchasers of (i) Vinson & Elkins LLP, special counsel to the Company and the Delaware Sub, covering the matters set forth in Exhibit C-1, and (ii) Woodburn and Wedge, special counsel to the Company, covering the matters set forth in Exhibit C-2.

4.04 Corporate Documents; Proceedings; Etc.  (a)  The Purchasers shall have received an officer's certificate, dated the date of the First Draw Down, in the form of Exhibit D hereto, with appropriate insertions, together with copies of the Certificates of Incorporation and By-Laws (or equivalent organizational documents) of the Company and the Delaware Sub and the resolutions of the Company and the Delaware Sub referred to in such certificate, and the foregoing shall be reasonably acceptable to the Purchasers.

(b) All corporate and legal proceedings and all material instruments and agreements in connection with the Transaction shall be reasonably satisfactory in form and substance to the Purchasers, and the Purchasers shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Purchasers reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

4.05 Indebtedness.  On the date of the First Draw Down, after giving effect to the consummation of the Transaction, the Company and its Subsidiaries, if any, shall have no outstanding Indebtedness except the Notes hereunder and the Indebtedness set forth on Schedule 5.06, and no such party shall be in default in the observance or performance of any agreement or condition relating thereto.

4.06 Security Agreement.  The Security Agreement shall have been duly executed by the Company and the Delaware Sub and shall have been delivered to the Purchasers and shall be in full force and effect on the date of the applicable Draw Down.

4.07 Collateral Deliveries.  The Company and the Delaware Sub shall have authorized, executed and/or delivered or caused to be delivered each of the following to the Purchasers:

(i) UCC Financing Statements (Form UCC-1 or UCC-2, as appropriate) in appropriate form for filing under the UCC and any other applicable Requirements of Law

(ii) in each jurisdiction as may be necessary or appropriate to perfect the Liens created, or purported to be created, by the Security Documents;

(iii) certified copies of Requests for Information (Form UCC-11), tax lien, judgment lien and pending lawsuit searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name the Company or any of its Subsidiaries as debtor and that are filed in (w) the State of Nevada, (y) the State of Delaware, (y) those state and county jurisdictions in which any of the property of the Company or the Delaware Sub is located, and (z) the state and county jurisdictions in which the Company or any of its Subsidiaries’ principal place of business is located, none of which encumber the Collateral covered or intended to be covered by the Security Documents other than those encumbrances which constitute Permitted Liens; and

(iv) with respect to each Real Property to the extent requested by the Agent, copies of Leases in which the Company and the Delaware Sub hold any interest.  With respect to each Real Property in which the Company and the Delaware Sub holds the tenant’s interest thereunder set forth on Schedule 5.08(iii), the Company or the Delaware Sub, as the case may be, shall use commercially reasonable efforts to obtain a landlord lien waiver, access agreement and, to the extent applicable, consent in such form as the Agent shall reasonably require in order for the landlord to waive its statutory lien.

4.08 Adverse Change, Etc. (a) There shall not have occurred or been threatened from the date of this Agreement to the First Draw Down any change (or a series of changes) that the Purchasers shall determine has resulted, or could reasonably be expected to result, in a termination of the Shell Contract or a failure of the Company to complete the Initial Test Drilling under the Shell Contract successfully.

(b) All necessary material court or governmental (domestic and foreign) approvals and/or consents in connection with the Transaction, any of the other transactions contemplated by the Transaction Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by this Agreement.  Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by this Agreement.

4.09 Litigation.  No litigation by any entity (private or governmental) shall be pending or threatened as of any Draw Down Date with respect to the Transaction, the Shell Contract or other transactions contemplated by this Agreement or any documentation executed in connection therewith, or which the Purchasers shall determine could reasonably be expected to have a materially adverse effect on the financial condition, business, operations or prospects of the Company.

Representations and Warranties.  The representations and warranties of the Company and the Delaware Sub contained in this Agreement and those otherwise made in writing by or on behalf of the Company and the Delaware Sub in connection with the Transaction shall be correct in all material respects at the date of the First Draw Down.

4.10 Good Standing Certificates.  Good standing certificates of the Company and the Delaware Sub from the Secretary of State of their respective jurisdictions of organization, and certificates of good standing to conduct business as foreign corporations in each other state in which the Company or the Delaware Sub has significant operations or facilities and, to the extent generally available, certificates or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each to be dated a recent date prior to the date of the applicable Draw Down.

4.11 No Default.  No Default or Event of Default shall have occurred and be continuing or would exist after giving effect to the issuance and sale of the Securities

4.12 Securities Laws.  The offering and sale of the Securities to the Purchasers shall have complied with all Requirements of Law and shall be exempt from registration under the Securities Act.

4.13 No Outstanding Registration Rights.  The Company shall not be subject to any obligation to file a registration statement with the SEC with respect to any securities of the Company other than the Registrable Securities as defined and provided in the Warrant except for such obligations in existence as of the date hereof arising from the Existing Registration Rights.

4.14 Subsequent Draw Down Conditions.  The conditions set forth in Sections 5.01, 5.03, 5.05, 5.06, 5.07, 5.09, 5.10, 5.11, 5.12, 5.13, and 5.14 shall be true and correct in all material respects as if required as of the date of such Draw Down. In addition, the Company shall have completed the Initial Test Drilling under the Shell Contract prior to the Second Draw Down and the Second Test Drilling under the Shell Contract prior to the Final Draw Down, and each of such tests shall have met the standards for success set forth in Section II of such contract.

SECTION 5. Conditions to Company’s Obligations.  The Company’s obligation to sell the Securities to be delivered to the Purchasers on the date hereof and at each Draw Down is subject to the fulfillment, to the Company’s satisfaction or waiver, on or before such date, of the following conditions:

5.01 Sale of Securities.  Each of the Purchasers shall have executed this Agreement and on the date of each Draw Down shall have delivered payment to the Company in respect of its purchase of the Notes on the date of such Draw Down pursuant to Section 2.01.

5.02 Representations and Warranties of the Purchasers.  The representations and warranties of the Purchasers contained in this Agreement and those otherwise made in writing by or on behalf of the Purchasers in connection with the Transaction shall be correct in all material respects when made and at the date of this Agreement or Draw Down, as applicable.

Representations, Warranties and Agreements of the Company.  In order to induce the Purchasers to purchase the Securities, each of the Company and the Delaware Sub makes the following representations, warranties and agreements, in each case after giving effect to the Transaction as consummated herein, all of which shall survive the execution and delivery of this Agreement and the Securities, on and as of the date hereof and the date of each Draw Down.

5.03 Corporate Status.  Each of the Company and the Delaware Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease, use and operate its properties and to carry on its business as now operated and conducted.  The Company and each of its Subsidiaries is duly qualified as a foreign corporation or limited liability company to do business and is in good standing in each jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.  Neither the Company nor any its Subsidiaries is in violation of any provision of its respective certificate or articles of incorporation, articles of organization, partnership agreement, bylaws or other organizational or charter documents, as the same may have been amended.

5.04 Valid Agreement.  This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Delaware Sub and constitutes a binding obligation of the Company and the Delaware Sub enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.05 Capitalization.  As of the date of this Agreement, (a) the authorized capital of the Company consists of (i) 100,000,000 shares of Common Stock, par value $0.001 per share, of which 35,740,349 shares are outstanding  and had outstanding options and warrants to purchase up to 5,737,341 additional shares of the Company’s common stock in the aggregate and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares have been designated as Series A Junior Participating Preferred Stock and (b) the authorized capital of the Delaware Sub consists of  (i) 50,000,000 shares of common stock, par value $0.0001 per share, of which 50,000,000 shares are outstanding and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share, of which 10,000,000 shares are designated as Series A Convertible Preferred Stock, none of which are outstanding.  All of the outstanding shares of capital stock of the Company and the Delaware Sub have been duly authorized, are validly issued, fully paid and nonassessable and were offered, sold and issued in compliance with all applicable federal and state securities laws and without violating any contractual obligation or other preemptive or similar rights.

5.06 Conflicts.  The execution, delivery and performance of this Agreement by the Company and the Delaware Sub and the consummation by the Company and the Delaware Sub of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the certificate of incorporation, as amended, of the Company or the Delaware

Sub or the bylaws, as amended, of the Company or the Delaware Sub or (ii) result in a violation of any legal requirement (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for (y) such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) .  Except with respect to any filings or notices related to the issuance of the Warrants and Warrant Shares to be filed with The NASDAQ Stock Market, if any, and as required under the Securities Act and any applicable state securities laws, neither the Company nor the Delaware Sub is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement.  The Company does not believe that The NASDAQ National Market should require shareholder approval of the issuance and sale of the Securities under rule 4350 of the NASDAQ Marketplace Rules. All consents, authorizations, orders, filings and registrations that the Company and the Delaware Sub are required to effect or obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  Other than The NASDAQ National Market, the Company and the Delaware Sub are not subject to the regulations of any other self-regulatory organizations.

5.07 Accuracy of Securities Act Filings.  Since October 1, 2007, the Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it through the date hereof under the Exchange Act or the Securities Act (all such documents, as supplemented and amended since the time of filing, collectively, the “Company SEC Documents”).  The Company SEC Documents, including without limitation all financial statements and schedules included in the Company SEC Documents, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable.  The audited consolidated financial statements of Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, and present fairly in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

5.08 Authorization of Securities.  All of the Securities will have been duly authorized for issuance prior to the date of this Agreement.  The Warrant Shares, when issued and sold as set forth in the Warrants, will be validly issued, fully paid and non-assessable; and none of the Securities or  Warrant Shares will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Co pany’s certificate of incorporation, as amended, the Company’s bylaws, as amended, or any material agreement or instrument to which the Company is a party or by which it is bound.

5.09 Adverse Litigation.  There is no litigation pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries that (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, or (ii) would, if there were an unfavorable decision, have or reasonably be expected to have a Material Adverse Effect.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

5.10 Taxes.  The Company and each Subsidiary has made or filed all federal, state and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  Neither the Company nor the Delaware Sub has executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

5.11 Disclosure Controls.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act).

5.12 Investment Company.  Neither the Company nor the Delaware Sub is, and upon the issuance and following the transactions contemplated by this Agreement will be, an “investment company” as defined under the Investment Company Act of 1940 (“Investment Company”).  Neither the Company nor the Delaware Sub is controlled by an Investment Company.

5.13 Commissions.  Neither the Company nor the Delaware Sub has taken any action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

5.14 Material Events.  Since December 31, 2008, there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Company SEC Documents.

Use of Proceeds.  The proceeds of the Securities shall be used for working capital and to complete the Company’s obligations under the Shell Contract.

5.15 The Security Documents.  (a)  The Security Agreement is effective to create in favor of the Purchasers a legal, valid and enforceable security interest in the Collateral, and when the financing statements and other filings in appropriate form are filed as required by Section 5 of the Security Agreement, the Liens created pursuant to the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Security Agreement), in each case prior and superior in right to any other person except as provided in this Agreement and subject to no other Liens except for Permitted Liens.  In addition to the financing statements and other filings contemplated in the preceding sentence, when the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral (as defined in the Security Agreement), in each case prior and superior in right to any other person except as provided in this Agreement (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof), and subject to no other Liens except for Permitted Liens.

(b) Each Security Document delivered pursuant to Section 9.07 will, upon execution and delivery thereof, be effective to create in favor of the Purchasers, a legal, valid and enforceable Lien on all of the Company’s and the Delaware Sub’s right, title and interest in and to the Collateral, and when such Security Document is filed or recorded in the appropriate offices as may be required under applicable law, such Security Document will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Company and the Delaware Sub in such Collateral, in each case prior and superior in right to any other Person except as provided in this Agreement, and subject to no other Liens.

5.16 Employee Benefit Plans.  Each of the Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all Plans. Neither the Company nor any ERISA Affiliate maintains, contributes to, or has any liability with respect to a Pension Plan.

5.17 Environmental Matters.  To the best knowledge of the Company after due inquiry, neither the Company nor the Delaware Sub (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Claim, (iii) has received notice of any claim with respect to any Environmental Claim or (iv) knows of any basis for any Environmental Claim.

5.18 Representations and Warranties in Documents.  On each Draw Down Date, all representations and warranties of the Company and the Delaware Sub set forth in the other Transaction Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).

SECTION 6. Representations and Warranties of the Purchasers.  In order to induce the Company to sell the Securities, each of the Purchasers, severally and not jointly,  makes the following representations and warranties as of the date hereof and as of the date of each Draw Down.

6.01 Purchaser Intent.  Each Purchaser represents that it is purchasing the Securities hereunder for its own account, not with a view to the distribution thereof or with any present intention of distributing or selling any of such Securities except in compliance with the Securities Act and any applicable state securities laws, provided that the disposition of such Purchaser’s property shall at all times be within its control.

6.02 Status of Purchasers.  Each Purchaser represents that it is an “accredited investor” within the meaning of Rule 501 of the Securities Act, with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Securities and that it is capable of bearing the economic risks of such investment.  Each Purchaser understands that no public market now exists for the Securities and there can be no assurance that a public market will ever exist for such Securities.  Each Purchaser represents that it has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and an opportunity to review the Company’s facilities.  Each Purchaser agrees to the imprinting of a legend on certificates representing all of the Securities held by it to the following effect:  “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

6.03 Authorization; No Contravention.  The execution, delivery and performance of this Agreement by each Purchaser:  (a) is within its power and authority and has been duly authorized by all necessary action and (b) does not contravene the terms of its organizational documents or any amendment thereof.

6.04 Binding Effect.  This Agreement has been duly executed and delivered by each Purchaser and this Agreement constitutes the legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

6.05 Broker’s, Finder’s or Similar Fees.  There are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Company or the Delaware Sub in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with any Purchaser or any action taken by any Purchaser.

SECTION 7. Affirmative Covenants.  Each of the Company and the Delaware Sub hereby covenants and agrees that absent the prior written consent of the Required Holders:

7.01 Maintenance of Property; Insurance.  (a)  The Company will and will cause each of its Subsidiaries to, and the Delaware Sub will, (i) keep all property necessary in their respective business in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted), (ii) maintain insurance on all of their respective property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to the Holders, upon written request, full information as to the insurance carried.

(b) The Company will and will cause each of its Subsidiaries to, and the Delaware Sub will, do all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of their respective business; maintain and operate such business in substantially the manner in which it is presently conducted and operated (and reasonable extensions thereof); comply with all applicable Requirements of Law (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 9.01(b) shall prevent (i) the withdrawal by the Company or any Subsidiary of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect; or (iii) the abandonment by the Company or any Subsidiary of any rights, franchises, licenses and patents that such Person reasonably determines are not useful to its business.

(c) The Company will and will cause its Subsidiaries to, and the Delaware Sub will, at all times keep their respective property insured in favor of the Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Company or any of its Subsidiaries) (i) shall be endorsed to the Agent’s reasonable satisfaction for the benefit of the Agent (including, without limitation, by naming the Agent as loss payee or as an additional insured as its interest may appear together with a “standard” or “New York” lender’s loss payable endorsement), (ii) shall state that such insurance policies shall not be cancelled without 30 days’ prior written notice thereof by the respective insurer to the Agent, (iii) if reasonably available, shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Agent and the Holders, (iv) shall contain the standard non-contributing mortgagee clause endorsement in favor of the Agent with respect to hazard liability insurance, (v) shall, except in the case of public liability insurance, pr

(d) vide that any losses shall be payable notwithstanding (A) any act or neglect of the Company or any of its Subsidiaries, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall comply with the insurance requirements contained in each applicable Security Document.

(e) If the Company, the Delaware Sub or any of the Company’s other Subsidiaries shall fail to maintain all insurance in accordance with this Section 9.01, the Holders shall have the right (but shall be under no obligation), upon ten days’ advance notice to the Company or any of its Subsidiaries, as the case may be, to procure such insurance and the Company agrees to reimburse the Holders for all reasonable costs and expenses of procuring such insurance.

7.02 Compliance with Statutes, Etc.  The Company will and will cause each of its Subsidiaries to, and the Delaware Sub will, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their respective business and the ownership of their respective property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.03 Compliance with Environmental Laws.  The Company will and will cause each of its Subsidiaries to, and the Delaware Sub will, comply in all material respects, with all Environmental Laws applicable to their respective business and operations and to the ownership, operation or use of their respective business, assets and Real Property and other assets now or hereafter owned or operated by the Company or any of its Subsidiaries or the Delaware Sub, as applicable, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance (except to the extent being contested in good faith, in which case, adequate reserves shall be maintained), and will keep or cause to be kept all such Real Property and other assets free and clear of any Liens imposed pursuant to such Environmental Laws.  None of the Company, the Delaware Sub or any of the Company’s other Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on, under, at or from any Real Property and other assets now or hereafter owned or operated by the Company, the Delaware Sub or any of the Company’s other Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except in material compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property or otherwise in connection with their businesses.

7.04 Employee Benefits.  The Company will and will cause each of its Subsidiaries to, and the Delaware Sub will, comply in all material respects with the applicable provisions of ERISA and the Code with respect to all Plans.

7.05 Performance of Obligations.  The Company will and will cause each of its Subsidiaries to, and the Delaware Sub will, perform all of their respective obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which they are bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.06 Payment of Taxes.  The Company will and will cause each of its Subsidiaries to, and the Delaware Sub will, pay and discharge, all material (individually or in the aggregate) taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it or them, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted; provided that none of the Company, the Delaware Sub or any of its other Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

7.07 Further Assurances; Additional Collateral.  (a)  The Company will and will cause each of its Subsidiaries to, and the Delaware Sub will, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including, without limitation, filing UCC and other financing statements, recording assignments of leases and rents, mortgages, deeds of trust and memoranda of leases and filings with the United States Patent and Trademark Office and the United States Copyright Office) that may be required under applicable law, or that the Required Holders may reasonably request, in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.

(b) The parties hereto acknowledge and agree that it is their intention that the Obligations shall be secured by, among other things, a first priority Lien, on substantially all the property of the Company and the Delaware Sub (including, without limitation, real and other property acquired subsequent to the date of the First Draw Down).  Any property acquired after the date of the First Draw Down (other than Real Properties having an aggregate value of $25,000 or less) by the Company or the Delaware Sub,  the Company or the Delaware Sub, as applicable, will, at its cost and expense, within 90 days of such acquisition, secure the Obligations by pledging or creating, or causing to be pledged or created, perfected first priority security interests with respect to such property.  Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Agent, and the Company and the Delaware Sub shall deliver or cause to be delivered to the Agent all such instruments and documents (including, without limitation, legal opinions, title insurance policies, surveys, appraisals, certificates of title, consents, lien waivers, subordination, non-disturbance and attornment agreements and lien searches) as the Required Holders shall reasonably request to evidence compliance with this Section 9.07.  The Company and the Delaware Sub shall take all further action of the type described in Section 9.07(a) in order to grant, preserve, protect and perfect such Lien and security interest.

(c) Each of the Company and the Delaware Sub agrees, from time to time, to provide such evidence as the Agent shall reasonably request as to the perfection and priority status of each security interest and Lien contemplated herein.

(d) Negative Covenants.  Each of the Company and the Delaware Sub hereby covenants and agrees that, absent the prior written consent of the Required Holders:

7.08 Liens.  The Company will not and will not permit any of its Subsidiaries to, and the Delaware Sub will not, (i) create, incur, assume or permit to exist any Liens upon or with respect to any Collateral and (ii) create, incur, assume or permit to exist any Lien upon or with respect to any property of the Company, the Delaware Sub or any of the Company’s other Subsidiaries, whether now owned or hereafter acquired, or on any income or revenues or rights in respect of any thereof, except for the following (the “Permitted Liens”):

(i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP (or the equivalent thereof in any country in which a foreign Subsidiary is doing business, as applicable);

(ii) Liens in respect of property of the Company or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the property of the Company or such Subsidiary and do not materially impair the use thereof in the operation of the business of the Company or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(iii) Liens created pursuant to the Security Documents;

(iv) Liens arising pursuant to licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company and its Subsidiaries taken as a whole;

(v) with respect to the Company only, Liens arising pursuant to Capitalized Lease Obligations and Purchase Money Obligations or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the First Draw Down Date; provided that (x) any such Liens attach only to the assets so purchased and do not encumber any other asset of the Company or any of its Subsidiaries, (y) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (z) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (vi) shall not at any time exceed $25,000;

(vi) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Company and its Subsidiaries taken as a whole;

(vii) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Company in the ordinary course of business;

(viii) Liens arising out of judgments or awards in respect of which the Company or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all such judgments or awards does not exceed $25,000 at any time outstanding;

(ix) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, (y) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; and

(x) Liens consisting of set-off of a customary nature or bankers’ liens on amounts on deposit, whether arising by contract or operation of law, incurred in the ordinary course of business.

7.09 Consolidation, Merger, Purchase or Sale of Assets, Etc.  The Company will not and will not permit any of its Subsidiaries to, and the Delaware Sub will not, wind up, liquidate or dissolve their respective affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of their respective property, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business or reinvestments in assets of any Person (or agree to do any of the foregoing at any future time), except that:

(i) Capital Expenditures by the Company and its Subsidiaries shall be permitted to the extent they are made in the ordinary course of business;

(ii) each of the Company and its Subsidiaries may (x) in the ordinary course of business, sell, lease or otherwise dispose of any property which, in the reasonable judgment of such Person, is obsolete, worn out or otherwise no longer useful in the conduct of such Person’s business and (y) sell, lease or otherwise dispose of any other property; pr

(iii) vided that the aggregate net cash proceeds of all assets subject to sales or other dispositions pursuant to this sub-clause (ii)(y) shall not exceed $25,000 in the aggregate for any four consecutive fiscal quarters of the Company;

(iv) investments may be made to the extent permitted by Section 10.05;

(v) each of the Company and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 10.04 (v));

(vi) each of the Company and its Subsidiaries may make sales or transfers of inventory in the ordinary course of business that are consistent with past practices;

(vii) the Company and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

(viii) the disposition of Cash Equivalents and other investments to the extent permitted under Section 10.05(ii); and

(ix) the Company and its Subsidiaries may sell non-core assets; provided that the aggregate amount of such sales shall not exceed $25,000 in any fiscal year of the Company, the Company shall receive consideration equal to the fair market value (as reasonably determined by the board of directors of the Company or the senior management thereof) of the property sold.

7.10 Dividends.  The Company will not authorize, declare or pay any Dividends.

7.11 Indebtedness.  The Company will not and will not permit any of its Subsidiaries to, and the Delaware Sub will not, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness incurred pursuant to this Agreement;

(ii) accrued expenses and trade accounts payable incurred in the ordinary course;

(iii) [Reserved];

(iv) Indebtedness under guarantees, surety, performance bonds, letter of credit obligations to provide security for worker’s compensation claims and bank overdrafts, in each case incurred in the ordinary course of business; provided that any obligations arising in connection with such bank overdraft Indebtedness is extinguished within five Business Days;

(v) Indebtedness consisting of guarantees (y) by the Company of Indebtedness, leases and other obligations permitted to be incurred by any of its Subsidiaries under this Agreement, and (z) by any Subsidiary of the Company of the existing Indebtedness, leases and other obligations permitted to be incurred by the Company or other Subsidiaries of the Company under this Agreement; and

               (vi)           unsecured Indebtedness not to exceed $108,000 incurred in connection with the renewal of the directors’ and officers’ liability insurance policy in existence as of the date hereof.

7.12 Advances, Investments and Loans.  The Company will not and will not permit any of its Subsidiaries to, and the Delaware Sub will not, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents or Foreign Cash Equivalents (each of the foregoing an “Investment” and, collectively, “Investments”), except that the following shall be permitted:

(i) the Company and its Subsidiaries (other than the Delaware Sub) may acquire and hold accounts receivable, notes receivable, retention balances, deposits and advances owing to any of them;

(ii) the Company and its Subsidiaries may acquire and hold cash and Cash Equivalents;

(iii) the Company and its Subsidiaries may purchase, sell or transfer assets (including equity) to the extent permitted by Section 10.02; and

(iv) the Company and its Subsidiaries may acquire and hold promissory notes and other non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 10.02(ii);

7.13 Transactions with Affiliates.  The Company will not and will not permit any of its Subsidiaries to, and the Delaware Sub will not, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Company, the Delaware Sub or any of the Company’s other Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Company, the Delaware Sub or such Subsidiary as would reasonably be obtained by the Company, the Delaware Sub or such Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except, solely with respect to the Company1, that:

1 For purposes of this and certain other negative covenants, we assume the Delaware Sub has no operations. V&E to identify any exceptions that are applicable to the Delaware Sub.

employment arrangements may be entered into in the ordinary course of business with officers of the Company and its Subsidiaries;

(i) customary fees paid to, and reimbursement of out-of-pocket expenses of, and indemnification and similar arrangements may be made with, members of the Board of Directors of the Company; and

(ii) the issuance by the Company of its capital stock or options exercisable for its capital stock.

7.14 Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Etc.  The Company will not and will not permit any of its Subsidiaries to, and the Delaware Sub will not:

(i) amend or modify, or permit the amendment or modification of, any provision of any agreement (including, without limitation, the Shell Contract, any purchase agreement, indenture, loan agreement or security agreement) relating thereto; or

(ii) amend, modify, change or replace their respective Certificates of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws (or equivalent organizational documents) or any agreement entered into by the Company or the Delaware Sub, as applicable, with respect to the capital stock (or equivalent interests) of the Company or the Delaware Sub, as applicable, or enter into any new agreement with respect to its capital stock, other than any amendments, modifications, changes or replacements pursuant to this clause (ii) or any such new agreements pursuant to this clause (ii) which do not adversely affect in any material respect the interests of the Holders.

7.15 Limitation on Certain Restrictions on Subsidiaries.  The Company will not and will not permit any of its Subsidiaries to, and the Delaware Sub will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary or the Delaware Sub, as the case may be, to

(a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to the Company or a Subsidiary of the Company,

(b) make loans or advances to the Company or any of the Company’s Subsidiaries or

(c) transfer any of its properties or assets to the Company or any of the Company’s Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any Lease governing a leasehold interest of the Company or a Subsidiary of the Company, (iv) customary provisions restricting assignment of any agreement entered into by the Company or a Subsidiary of the Company in the ordinary course of business, (v) Permitted Liens restricting the transfer of the asset or assets subject thereto and (vi) restrictions which are not more restrictive than those contained in this Agreement contained in any documents governing any Indebtedness incurred after the First Draw Down Date in accordance with the provisions of this Agreement.

7.16 Limitation on Creation of Subsidiaries.  Neither the Company nor the Delaware Sub will establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Holders.

7.17 Business.  The Company will not and will not permit any of its Subsidiaries to, and the Delaware Sub will not, engage (directly or indirectly) in any business other than as currently engaged and other businesses reasonably related thereto.

SECTION 8. Events of Default.  (a)  Upon the occurrence of any of the following specified events (each an “Event of Default”):

8.01 Payments.  The Company shall (i) default in the payment when due of any principal of any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Note, or any Fees or any other amounts owing hereunder; or

8.02 Representations, Etc.  Any representation, warranty or statement made by the Company, the Delaware Sub or any of the Company’s other Subsidiaries herein or in any other Transaction Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect (or, with respect to any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect,” shall prove to be untrue in any respect) on the date as of which made or deemed made; or

8.03 Covenants.  (i) The Company, the Delaware Sub or any of the Company’s other Subsidiaries shall default in the due performance or observance by it of any term, covenant or agreement contained in 9.08 or Section 10, (ii) the Company or the Delaware Sub shall default in the due observance or performance of the covenants to be observed or performed pursuant to Section 9.01 and such default shall continue for a period of (x) five Business Days after delivery by the Required Holders or the Agent (at the request of the Required Holders) of notice thereof and (y) 30 days, or (iii) the Company, the Delaware Sub or any of the Company’s other Subsidiaries shall default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after notice thereof is given to the Company, the Delaware Sub or such other Subsid ary of the Company, as the case may be, by the Required Holders or the Agent (at the request of the Required Holders); or

8.04 Default Under Other Agreements.  The Company, the Delaware Sub or any of the Company’s other Subsidiaries shall:

(i)  default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or

(ii)  default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or

(iii)  any Indebtedness (other than the Obligations) of the Company, the Delaware Sub or any of the Company’s other Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof;

provided that it shall not be a Default or Event of Default under this Section 11.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, is at least $50,000; or

8.05 Bankruptcy, Etc.  The Company, the Delaware Sub or any of the Company’s other Subsidiaries (other than an Immaterial Subsidiary) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Company or any of its Subsidiaries (other than an Immaterial Subsidiary) and the petition is not controverted within 15 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company, the Delaware Sub or any of the Company’s other Subsidiaries (other than an Immaterial Subsidiary) or the Company, the Delaware Sub or any of the Company’s other Subsidiaries (other than an Immaterial Subsidiary) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, the Delaware Sub or any of the Company’s other Subsidiaries (other than an Immaterial Subsidiary) or there is commenced against the Company, the Delaware Sub or any of the Company’s other Subsidiaries (other than an Immaterial Subsidiary) any such proceeding which remains undismissed for a period of 60 days, or the Company, the Delaware Sub or any of the Company’s other Subsidiaries (other than an Immaterial Subsidiary) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company, the Delaware Sub or any of the

Company’s other Subsidiaries (other than an Immaterial Subsidiary) suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company, the Delaware Sub or any of the Company’s other Subsidiaries (other than an Immaterial Subsidiary) makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company, the Delaware Sub or any of the Company’s other Subsidiaries (other than an Immaterial Subsidiary) for the purpose of effecting any of the foregoing; or

8.06 ERISA.  Either the Company or any ERISA Affiliate shall maintain, contribute to, or have any liability with respect to a Pension Plan; or

8.07 Security Documents.  At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in any material respect to give the Agent for the benefit of the Secured Parties the liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and lien on, all of the Collateral), in favor of the Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.01), and subject to no other Liens (except as permitted by Section 10.01), or the Company, the Delaware Sub or any of the Company’s other Subsidiaries shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period (if any) specifically applicable thereto pursuant to the terms of such Security Document; or

8.08 Judgments.  One or more judgments or decrees shall be entered against the Company, the Delaware Sub or any of the Company’s other Subsidiaries and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed for any period of 30 consecutive days, and the aggregate amount of all such judgments (to the extent not paid or to the extent not covered by insurance provided by a carrier that has acknowledged coverage) equals or exceeds $25,000 (or in the case of non-monetary judgments or decrees, has or is reasonably likely to have a Material Adverse Effect); or

8.09 Change of Control.  A Change of Control shall occur; or

8.10 Conviction.  The Company, the Delaware Sub or any of the Company’s other Subsidiaries shall be convicted under any criminal law that could lead to a forfeiture of any property of such entity.

8.11 Non-Performance of the Shell Contract.  Either the Company or Shell Exploration & Production Co. shall have ceased performing its respective obligations in accordance with the terms of the Shell Contract for a period of thirty (30) days.

(b)           Upon the occurrence of any such Event of Default, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall (at the request of the Required Holders), by written notice to the Company, take any or all of the following actions, without prejudice to the rights of any Holder to enforce its claims against the Company, the Delaware Sub or any of the Company’s other Subsidiaries (provided that, if an Event of

Default specified in Section 11.05 shall occur with respect to the Company, the Delaware Sub or any of the Company’s other Subsidiaries, the result which would occur upon the giving of written notice by the Agent to the Company as specified in clause (i) below shall occur automatically without the giving of any such notice):

(i)  declare the principal of and any accrued interest in respect of all Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and each of its Subsidiaries; and

(ii)  enforce all of the liens and security interests created pursuant to the Security Documents.

(c)           If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case the Company, the Delaware Sub and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Holders shall continue as though no such proceeding had been instituted.

SECTION 9. Definitions

9.01 Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” shall mean, with respect to any Person, any other Person (including, for purposes of Section 11.06 only, all directors, officers and partners of such Person) directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with, such Person; provided, however, that for purposes of Section 11.06, an Affiliate of the Company shall include any Person that directly or indirectly owns more than 10% of any class of the capital stock of the Company and any officer or director of the Company or any of its Subsidiaries.

“Agent” shall have the meaning given thereto in the first paragraph hereof.

“Agreement” shall have the meaning given thereto in the first paragraph hereof.

 “Bankruptcy Code” shall have the meaning provided in Section 11.05.

 “Business Day” shall mean a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which are or are required to be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expend tures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of Capitalized Lease Obligations incurred by such Person.  Capital Expenditures shall be calculated without giving effect to any impact that FIN 46, as issued by the Federal Accounting Standards Board relating to variable interest entities may have.

“Capitalized Lease Obligations” of any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.  Capitalized Lease Obligations shall be calculated without giving effect to any impact that FIN 46, as issued by the Federal Accounting Standards Board relating to variable interest entities may have.

“Cash Equivalents” shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia having capital, surplus and undivided profits aggregating in excess of $500,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person,  (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above, and (vi) certificates of deposit or bankers acceptances of any bank organized under the laws of Canada, Japan or any country that is a member of the European Economic Community whose short term commercial paper rating from Standard & Poor’s Rating Services is at least A-1 or equivalent thereof or from Moody’s Investors Service, Inc. is at least P-1 or the equivalent thereof, in each case with maturities of not more than twelve months from the date of acquisition.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. §§ 9601 et seq.

“Change of Control” shall mean the occurrence, other than in connection with the Transactions, of any of the following on or after the date of this Agreement:

(a) the direct or indirect sale, lease, transfer conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole;

(b) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of more than 20% of the equity interests of the Company having the right to vote for the election of members of the board of directors thereof;

(c) individuals who on the date of this Agreement constitute the board of directors of the Company (together with any new directors whose appointment by the board of directors of the Company or whose nomination by the board of directors of the Company for election by the Company’s stockholders was approved by a vote of at least a majority of the members of the board of directors then in office who either were members of the board of directors on the First Draw Down Date or whose appointment or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors then in office; and

(d) any change in control (or similar event, however denominated) with respect to the Company or any of its Subsidiary shall occur under and as defined in any indenture or agreement in respect of Indebtedness to which the Company or any of its Subsidiary is a party.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all of the Collateral (as such term is defined in the Security Agreement) and all other property of whatever kind and nature pledged as collateral under any Security Document.

“Collateral Agent” shall have the meaning provided in the Security Agreement.

“Common Stock” shall mean common stock of the Company, par value $0.001 per share.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Company SEC Documents” shall have the meaning given thereto in Section 7.05.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Delaware Sub” shall have the meaning set forth in the first paragraph of this Agreement.

“Dividend” with respect to any Person, shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or members or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its capital stock or membership interests outstanding on or after the First Draw Down Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of such Person outstanding on or after the First Draw Down Date (or any options or warrants issued by such Person with respect to its capital stock).  Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

“Dollars” and the sign “$” shall each mean lawful money of the United States.

“Draw Down” shall have the meaning given thereto in Section 3.01(d).

“Draw Down Date” shall mean the date upon which a Draw Down shall occur.

“Eligible Transferee” shall mean and include a commercial bank, insurance company, financial institution, fund or other Person which regularly purchases interests in notes of the type made pursuant to this Agreement, any other Person which would constitute a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act as in effect on the First Draw Down Date or other institutional “accredited investor” (as defined in Regulation D of the Securities Act).

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages (including, without limitation, natural resources damages) pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment, or personal injury or property damage, due to the presence of Hazardous Materials.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Company or any of its Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. §§ 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or a Subsidiary of the Company would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

 “Event of Default” shall have the meaning provided in Section 11.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Existing Registration Rights” shall mean the registration rights granted to certain holders of the Company’s common stock pursuant to those Registration Rights Agreements dated as of February 9, 2005 and October 19, 2006, respectively.

 “Final Draw Down” shall have the meaning given thereto in Section 3.01(c).

“First Draw Down” shall have the meaning given thereto in Section 3.01(b).

“First Draw Down Date” shall mean the date upon which the First Draw Down occurs.

 “GAAP” shall mean generally accepted accounting principals in the United States.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, ureaformaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic po lutants” “contaminants,” or “pollutants,” under any applicable Environmental Law; and (c) any other chemical, material or substance subject to regulation or which can give rise to liability under Environmental Laws.

“Holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.12.

“Immaterial Subsidiary” shall mean any Subsidiary of the Company who represents less than 2.5% of Net Worth.

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv) or (v) of this definition secured by any lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, and (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations.

“Initial Test Drilling” shall mean "Field Trial 1" as referenced in paragraph 5 of that certain letter attached as Attachment 1 to the Shell Contract.

“Investment Company” shall have the meaning given thereto in Section 7.10.

“Investments” shall have the meaning provided in Section 10.05.

“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements and any other agreements (including, without limitation, all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Lien” shall mean, with respect to any property, any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority, claim, charge or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale agreement, capital lease or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, including any easement, right-of-way or other encumbrance on title to Real Property, and any lease having substantially the same effect as any of the foregoing), in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing.

“Material Adverse Effect” shall mean a material adverse effect on (x) the financial condition, business, operations or prospects of the Company and its Subsidiaries taken as a whole, (y) the ability of the Company to pay the Obligations or perform its agreements under the Transaction Documents or (z) the validity or enforceability of this Agreement or any of the other Transaction Documents or any of the material rights or remedies of the Purchasers or any Holder hereunder or thereunder.

“Maturity Date” shall mean the date one year from the date of the First Draw Down.

 “Net Worth” shall mean the amount, computed as of the most recent fiscal quarter of the Company for which financial statements are available, equal to the Company’s and its consolidated Subsidiaries’ assets minus  all of its liabilities.

“Notes” shall have the meaning provided in Section 1(a).

“Obligations” shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Holders or the Agent or their respective successors, transferees or assignees pursuant to the terms of the Notes or secured by any of the Security Documents, whether or not the right of such person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding.

“Pension Plan” shall mean any pension plan as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company or one of its Subsidiaries or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which the Company or one of its Subsidiaries or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan

“Permitted Liens” shall have the meaning provided in Section 10.01.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company or one of its Subsidiaries or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company or one of its Subsidiaries or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

 “property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including equity interests or other ownership interests of any Person and whether now in existence or owned or hereafter entered into or acquired.

“Purchase Money Obligation” of any Person shall mean (i) Indebtedness for the payment of all or any part of the purchase price of any fixed assets or (ii) any Indebtedness incurred at the time of or within 90 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof.

“Purchase Price” shall have the meaning provided in Section 2.01.

“Purchaser” and “Purchasers” shall have the meaning provided in the first paragraph of this Agreement.

 “Quarterly Payment Date” shall mean the last Business Day of March, June, September and December occurring after the First Draw Down Date.

“RCRA” shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. §§ 6901 et seq.

“Real Property” shall mean, collectively, all right, title and interest (including, without limitation, any Leases) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other use agreement, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Recovery Event” shall mean, with respect to any property (including Real Property) of the Company or any Subsidiary, any loss of title with respect to Real Property or any theft, loss or destruction of or damage to, or any condemnation or other taking (including by any Governmental Authority) of, such property (including Real Property) for which the Company or any Subsidiary receives insurance proceeds or proceeds of a condemnation award or other compensation.  “Recovery Event” shall include but not be limited to any taking of any Real Property of the Company or any Subsidiary or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any Real Property of the Company or any Subsidiary or any part thereof, by any Governmental Authority, civil or military, but shall not include business interruption insurance.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

“Required Holders” means, as of any date of determination, Holders holding in the aggregate more than 50% of the Notes outstanding.

“Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority, including, without limitation, any and all laws, ordinances, rules, regulations or similar statutes or case law.

“SEC” shall have the meaning provided in Section 9.01(h).

“Second Draw Down” shall have the meaning given thereto in Section 3.01(c).

“Second Test Drilling” shall mean "Field Trial 2" as contemplated in paragraph 6 of that certain letter attached as Attachment 1 to the Shell Contract.

“Secured Parties” shall have the meaning assigned to that term in the Security Agreement.

“Securities” shall have the meaning given thereto in Section 1(b).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” shall mean the Security Agreement, substantially in the form of Exhibit E, among the Company, the Delaware Sub and the Agent for the benefit of the Secured Parties, as the same may be amended in accordance with the terms thereof and hereof or such other agreements acceptable to the Agent as shall be necessary to comply with applicable Requirements of Law and effective to grant to the Agent a perfected first priority Lien on and security interest in the Collateral.

“Security Documents” shall mean the Security Agreement and each other security document or pledge agreement required by applicable Requirements of Law to grant a valid, perfected first priority Lien on and security interest in any property required to be made subject to the Lien of the Security Documents pursuant to Section 9.07, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement or any Mortgage to be filed with respect to the security interests in property created pursuant to any Security Agreement or any Mortgage and any other document or instrument utilized to pledge or grant a security interest in any property of whatever kind or nature as Collateral for the Obligations, including, without limitation, any and all documents or instruments delivered pursuant to Section 9.07.

“Shell Contract” shall mean the outline agreement no. 4610021484 and purchase order no. 4900006232 between Shell Exploration & Production Co. and Particle Drilling Technologies, Inc., dated December 2, 2008 including any exhibits, amendments and supplements thereto.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Taxes” shall have the meaning provided in Section 4.03.

“Transaction” shall mean, collectively, (i) the consummation of this Agreement, (ii) issuance of the Notes and Warrants hereunder and (iii) the payment of fees and expenses owing in connection with the foregoing.

“Transaction Documents” shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Warrants, each Security Document, and, after the execution and delivery thereof, each additional guaranty or security document executed pursuant to Section 9.07.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“United States” and “U.S.” shall each mean the United States of America.

“Warrants” shall have the meaning given thereto in Section 1(b).

“Warrant Shares” shall have the meaning given thereto in Section 1(b).

SECTION 10. Appointment of Agent

10.01 Appointment.  Each Holder hereby irrevocably appoints the Agent as its agent hereunder and under the other Transaction Documents, and to act as the Collateral Agent on behalf of the Holders hereunder and under the other Transaction Documents, and in each case authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Any reference herein to the Agent shall include the Agent in its capacity as Agent hereunder and as Collateral Agent under any Transaction Document.  Each Holder does hereby make, constitute and appoint the Agent its true and lawful attorney-in-fact with full powers of substitution and resubstitution for such Holder and in its name, place and stead, in any and all capacities, to execute for such Holder and on its behalf any document or agreement for which the Agent is empowered to act on behalf of such Holder under this Section 13, granting to the Agent full power and authority to do and perform each act requisite and necessary to be done, as fully to all intents and purposes as the Holder could do in person, provided that such power shall be granted only to the extent necessary to undertake the actions permitted to be done or taken by the Agent under this Section 13.  Each of the Holders hereby irrevocably authorizes, and each Holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on their behalf under the provisions of this Agreement, the other Transaction Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental hereto and thereto.  The Agent may perform any of its duties hereunder by or through its officers, directors, agents, employees or affiliates.  The Agent shall not have, by reason of this Agreement or any of the other Transaction Documents, a fiduciary relationship in respect of any Holder, the Company or the Delaware Sub, and nothing in this Agreement or any of the other Transaction Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any of the other Transaction Documents expect as expressly set forth herein or therein.  Each Holder hereby accepts the pledges, mortgages and fiduciary assignments created for its benefit under the Security Agreement and empowers the Agent to enter into such agreements and act as Collateral Agent on behalf and for the benefit of each Holder.  The provisions of this Section 13 are solely for the benefit of the Agent and the Holders, and none of the Company, the Delaware Sub or any of the Company’s other Subsidiaries or Affiliates shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Holders and the Agent does not assume and shall not be deemed to have assumed any fiduciary relationship or other obligation or relationship of agency or trust with the Company or the Delaware Sub or for any of their respective Subsidiaries or Affiliates.

10.02 Rights of Agent.  With respect to its obligation to purchase Notes under this Agreement, the Agent shall have the rights and powers specified herein for a “Holder” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Holders,” “Required Holders,” “holders of Notes” or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity.  The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, the Company, the Delaware Sub or any of the Company’s other Subsidiaries or Affiliates (or any Person engaged in similar business with the Company or any Subsidiary or Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from the Company, the Delaware Sub or any of the Company’s other Subsidiaries or Affiliates for services in connection with this Agreement and otherwise without having to account for the same to the Holders.

10.03 Administration of the Collateral.  The Agent as Collateral Agent shall administer the Collateral and any Lien thereon for the benefit of the Holders in the manner provided herein and in the Security Agreement and in any other related Transaction Documents; provided, however, that in the event of conflict between the provisions relating to administration of Collateral included in this Agreement and those included in the Security Agreement, the latter shall prevail.  The Agent shall exercise such rights and remedies with respect to the Collateral as are granted to it hereunder and as Collateral Agent under the Security Agreement and related documents and applicable law and as shall be directed by the Required Holders.  Upon payment in full of all Obligations under the Transaction Documents, the Agent and its Affiliates shall promptly release any and all Liens, Collateral and other security arrangements entered into in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby.

Application of Proceeds.  The Agent shall apply the proceeds of any collection, sale, disposition, foreclosure or other realization of all or any part of the Collateral in the manner provided in the Security Agreement.

10.04 Duties of Agent.  The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents.  Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Agent is required to exercise in writing by the Required Holders, and (c) except as expressly set forth herein and in the other Transaction Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, the Delaware Sub or any of the Company’s other Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity.  The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Holders or in the absence of its own gross negligence or willful misconduct.  The Agent shall be deemed not to have knowledge of any Default unless and until notice thereof is given to the Agent by the Company, the Delaware Sub or a Holder, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (v) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (w) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (x) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (y) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, or (z) the satisfaction of any condition set forth herein or therein, other than to confirm receipt of items expressly required to be delivered to the Agent.  In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the other Holders and the  (if received from a Holder) or to the Holders (if received from the Company or the Delaware Sub).

10.05 Reliance by Agent.  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Agent may consult with legal counsel (who may be counsel for the Company, the Delaware Sub or any of the Company’s other Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.06 Appointment of Sub-Agents.  The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent.  The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Agent and any such sub-agent, an shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

10.07 Resignation of Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Holders and the Company.  Upon any such resignation, the Required Holders shall have the right to appoint a successor.  If no successor shall have been so appointed by the Required Holders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, upon not less than ten days’ notice, on behalf of the Holders, appoint a successor Agent, which institution shall be a bank with an office in New York, New York, with a combined capital and surplus of at least $50,000,000.  Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Agent and the retiring Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Issuer and such successor.  After the Agent’s resignation hereunder, the provisions of this Section shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

10.08 Holder Non-Reliance.  Independently and without reliance upon the Agent, each Holder, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company, the Delaware Sub and the Company’s other Subsidiaries in connection with the issuance of the Notes and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Company, the Delaware Sub and the Company’s other Subsidiaries and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on continuing basis, to provide any Holder with any credit or other information with respect thereto, whether coming into its possession before the issuance of the Notes or at any time or times thereafter.  The Agent shall not be responsible to any Holder for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Transaction Document or the financial condition of the Company, the Delaware Sub and any of the Company’s other Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Transaction document, or the financial condition of the Company, the Delaware Sub and any of the Company’s other Subsidiaries or the existence or possible existence of any Default or Event of Default.

10.09 Indemnification.  To the extent the Agent is not reimbursed and indemnified by the Company, the Holders will reimburse and indemnify the Agent in proportion to their respective “percentage” as used in determining the Required Holders for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature (including fees and disbursements of any counsel or financial advisor engaged by the Agent) which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Transaction Document or in any way relating to or arising out of this Agreement or any other Transaction Document; provided, however, that no Holder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct.  If the indemnity furnished to any Agent by any Holder for any purpose shall, in the opinion of such Agent be insufficient or become impaired, such Agent may call for additional indemnity from such Holder (but not any other Holder) and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.  The agreements in this Section 13.10 shall survive the payment of all Obligations.

10.10 Holders.  The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been recorded in the register maintained by the Company in accordance with Section 14.12.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefore.

10.11 Action by Agent.  The Agent may take any action on behalf of the Required Holders that has been approved by the Required Holders.  For the avoidance of doubt, the Agent may, with the prior consent of the Required Holders (but not otherwise) consent to any amendment, restatement, supplement, waiver or other modification under any of the Transaction Documents.

SECTION 11. Miscellaneous.

11.01 Payment of Expenses, Etc.  The Company shall:  (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of LC and the Agent (including, without limitation, the reasonable fees and disbursements of Milbank, Tweed, Hadley & McCloy LLP and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents and the documents and instruments referred to herein and therein, (ii) pay for all reasonable out-of-pocket expenses incurred by LC and the Agent in connection with any amendment, waiver or consent relating hereto or thereto (whether or not such amendment, waiver or consent shall become effective), and, after an Event of Default, reimburse the Agent in connection with the enforcement of this Agreement and the other Transaction Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for LC and the Agent); (iii) pay and hold the Holders and the Agent harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save the Holders and the Agent harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Holders or the Agent, as applicable) to pay such taxes; and (iv) indemnify the Holders and the Agent, and their respective officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable atto neys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Holder or the Agent is a party thereto) related to the entering into and/or performance of this Agreement or any other Transaction Document or the use of any proceeds of any Notes hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction), or in any other Transaction Document, or (b) the exercise of any of their rights or remedies provided herein or in the other Transaction Documents, or (c) the actual or alleged presence or Release of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or at or emanating from any facility or equipment owned or at any time operated by the Company, the Delaware Sub or any of the Company’s other Subsidiaries, the generation, storage, transportation, handling, disposal or Release of Hazardous Materials by the Company, the Delaware Sub or any of the Company’s other Subsidiaries at any location, whether or not owned or operated by the Company, the Delaware Sub or any of the Company’s other Subsidiaries, the noncompliance by the Company, the Delaware Sub or any of the Company’s other Subsidiaries or of any Real Property owned or operated by the Company, the Delaware Sub or any of the Company’s other Subsidiaries with Environmental Laws, or any Environmental Claim asserted against the Company, the Delaware Sub or any of the Company’s other Subsidiaries or any Real Property owned or at any time operated by the Company, the Delaware Sub or any of the Company’s other Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).  To the extent that the undertaking to indemnify, pay or hold harmless the Holders or the Agent set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

11.02 Right of Setoff.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Holder is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Company, the Delaware Sub or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Holders (including, without limitation, by its branches and agencies) to or for the credit or the account of the Company but in any event excluding assets held in trust for any such Person against and on account of the Obligations and liabilities of the Company, as applicable, to the Holders under this Agreement or under any of the other Transaction Documents and all other claims of any nature or description arising out of or connected with this Agreement or any other Transaction Document, irrespective of whether or not the Holders shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

11.03 Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic,

telex, telecopier or cable communication) and mailed, telexed, telecopied, cabled or delivered:  if to the Company or the Delaware Sub, at the Company’s address specified below its signature below; if to a Purchaser, at its address specified below its signature below, if to the Agent, at its address specified below its signature below, or as to any other Subsidiary of the Company or any Holder, at such other address as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall, when mailed, telexed, telecopied or sent by overnight courier, be effective when deposited in the mails or delivered to the overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to either of Purchasers, the Agent, the Company or any of its Subsidiaries (including the Delaware Sub) shall not be effective until received by such Purchaser, the Agent, the Company or such Subsidiary, as the case may be.

11.04 Benefit of Agreement.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Company and the Delaware Sub may not assign or transfer any of their respective rights, obligations or interest hereunder or under any other Transaction Document without the prior written consent of the Purchasers.

11.05 No Waiver; Remedies Cumulative.  No failure or delay on the part of any Holder in exercising any right, power or privilege hereunder or under any other Transaction Document and no course of dealing between the Company, the Delaware Sub or any of the Company’s other Subsidiaries and any Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights, powers and remedies herein or in any other Transaction Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the holder of any Note would otherwise have.  No notice to or demand on the Company, the Delaware Sub or any of the Company’s other Subsidiaries in any case shall entitle the Company, the Delaware Sub or any of the Company’s other Subsidiaries to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Holders to any other or further action in any circumstances without notice or demand.

11.06 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.  (a)  THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE DELAWARE SUB AND THE COMPANY’S OTHER SUBSIDIARIES HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH OF THE COMPANY, THE DELAWARE SUB AND THE COMPANY’S OTHER SUBSID

ARIES IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY OR ANY OF ITS SUBSIDIARIES AT ITS ADDRESS SET FORTH BELOW ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS AGREEMENT, THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY, THE DELAWARE SUB OR ANY OF THE COMPANY’S OTHER SUBSIDIARIES IN ANY OTHER JURISDICTION.

(b)  EACH OF THE COMPANY, THE DELAWARE SUB AND THE COMPANY’S OTHER SUBSIDIARIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.07 Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Agent.

11.08 Headings Descriptive.  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

11.09 Amendment or Waiver; Etc.   Neither this Agreement nor any other Transaction Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company, the Delaware Sub, the Purchasers and the Agent (at the direction of the Required Holders).

11.10 Survival.  All indemnities set forth herein including, without limitation, in Sections 4.04, and 14.01 shall survive the execution, delivery and termination of this Agreement, the Warrants and the Notes.

Confidentiality.  (a)  Subject to the provisions of clause (b) of this Section 14.11, each Holder agrees that it will use its best efforts not to disclose without the prior consent of the Company (other than to its employees, auditors, advisors or counsel) any information with respect to the Company or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Transaction Document, provided that each Holder may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section 14.11(a) by such Holder, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Holder or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Holder, (e) to the national association of insurance commissioners or any similar organization or any nationally recognized rating agency that requires access to information about the Holder’s investment portfolio in connection with the ratings issued with respect to such Holder, (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or any interest therein by any Holder or any other direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisors; provided that such prospective transferee or contractual counterparty agrees to be bound by the confidentiality provisions contained in this Section 14.11 and (g) as may be used in good faith by the Agent for its marketing purposes in a manner consistent with customary industry practice (provided that whenever the Holder has received notice that the Company is engaged in or reasonably intends to engage in a registered or unregistered offering of its securities, then the Agent agrees, until completion of such offering, not to disclose any terms relating to such offering (except for such terms as already disclosed publicly by the Company) and not to engage in any general solicitation or advertising (as used in Rule 502 under the Securities Act) in respect of any securities of the Company; and, provided further, that so long as the Company remains subject to the reporting requirements of Section 13 or 15 of the Securities Exchange Act of 1934, as amended, the Agent agrees not to disclose any material nonpublic information except to persons who agree to maintain such nonpublic information in confidence).

Notwithstanding the foregoing, the Purchasers, each Holder, the Agent, the Company and each of its Subsidiaries (including the Delaware Sub) (and each of their respective officers, directors, employees, accountants, attorneys and other advisors, agents and representatives) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such person relating to such tax treatment or tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws, and except that, with respect to any document or similar item that in either case contains information concerning the U.S. tax treatment or U.S. tax structure of such transactions as well as other information, this paragraph shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.  The Agent, the Purchasers and each Holder agree to make commercially reasonable efforts, if to do so would not, in the opinion of counsel to the Agent, the Purchasers and such

Holder, as applicable, violate any law or regulation applicable to the Agent, the Purchasers or such Holder, to provide notice to the Company at least five days prior to disclosing financial statements of the Company and other financial information of the Company pursuant to this paragraph in order that the Company may take such action as it deems appropriate to prevent such disclosure.

(b) The Company hereby acknowledges and agrees that the Purchasers and any Holder may share with any of its affiliates any information related to the Company or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Company and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.11 to the same extent as the Agent).

11.11 Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers or partial transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Upon surrender for registration of transfer or exchange of a Note at the principal offices of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of denominations of at least $100,000 (except as may be necessary to reflect any principal amount not evenly divisible by $100,000) of a like aggregate principal amount, registered in the name of the Holder or a transferee or transferees.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

PARTICLE DRILLING TECHNOLOGIES, INC.,

as Company

By: /s/ JIM B. TERRY

Name: Jim B. Terry

Title: Chief Executive Officer

Address for Notices:
5611 Baird Court
Houston, Texas 77041

Attention:  Chief Executive Officer

PARTICLE DRILLING TECHNOLOGIES, INC.,

as Delaware Sub

By: /s/ JIM B. TERRY

Name: Jim B. Terry

Title: President

Address for Notices:
5611 Baird Court
Houston, Texas 77041

Attention:  President

Purchase Agreement – Signature Page

LC CAPITAL MASTER FUND, LTD.,
as Purchaser

By: /s/ STEVE LAMPE

Name: Steve Lampe

Title: Managing Member of General Partner

Address for Notices:
680 5th Avenue, 12TH Floor
New York, NY 10019
Attention:  Steve Lampe

DON A. SANDERS, as Purchaser

By: /s/ DON A. SANDERS
Name: Don A. Sanders

Address for Notices:
5800 JP Morgan Chase Tower
600 Travis, Suite 5800
Houston, Texas 77002
Attention:  Don A. Sanders

EDWARD F. HEIL, as Purchaser

By: /s/ EDWARD F. HEIL

Name: Edward F. Heil

Address for Notices:
c/o Don A. Sanders
5800 JP Morgan Chase Tower
600 Travis, Suite 5800
Houston, Texas 77002
Attention:  Edward F. Heil

LC CAPITAL MASTER FUND, LTD., as Agent

By: /s/ STEVE LAMPE

Name: Steve Lampe

Title: Managing Member of General Partner

Address for Notices:
680 5th Avenue, 12th Floor
New York, NY 10019
Attention:  Steve Lampe

Purchase Agreement – Signature Page

Schedule 2.01

Purchasers	Aggregate Principal Amount of Notes to be Purchased	Warrants to be Purchased (Representing Exercisable Number of Shares)
LC Capital Master Fund, Ltd..	U.S.$ 1,020,000	6,060,670
Don A. Sanders	90,000	534,765
Edward F. Heil	90,000	534,765
Total	U.S.$ 1,200,000	7,130,200

SCHEDULE 5.06

Existing Indebtedness
(As of February 9, 2009)

Description of Indebtedness	Outstanding Amount (in US$)	Secured/Unsecured
Automobile loans	1,893	Secured
D&O Insurance Note	48,542	Unsecured
Phone system	4,096	Unsecured
Phone system	14,310	Unsecured
	68,841

SCHEDULE 5.08(iii)

Real Property
(As of February 9, 2009)

In April 2007, the Company entered into a 60-month lease agreement that commenced in September 2007 for a new corporate office and operating facility located at 5611 Baird Court, Houston, Texas 77041 and delivered to the lessor a security deposit of $41,144.  The total future minimum lease payments under this lease were $1,741,443 at December 31, 2008.  Attached as Annex 5.08(iii) is the list of personal property located on the premises and the related book value of each item as of December 31, 2008.

EXHIBIT A

DELAYED DRAW NOTE

THE PARTIES IN INTEREST HERETO HAVE AGREED THAT THIS NOTE SHALL BE TREATED AS A CONTINGENT PAYMENT UNDER TREASURY REGULATION 1.1275-4(c)(4) PROMULGATED UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE INTEREST THAT ACCRUES ON THIS NOTE IS PAYABLE IN-KIND AND WILL EFFECTIVELY INCREASE THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE GREATER THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS, IN WHICH CASE THE ISSUER HAS RECEIVED, IF REQUESTED, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT SUCH EXEMPTION IS APPLICABLE.

PARTICLE DRILLING TECHNOLOGIES, INC.

10% SENIOR SECURED PIK NOTES DUE 2010

$_____NEW YORK, NEW YORK

              [_____], 2009

Particle Drilling Technologies, Inc. (the “Issuer”), a Nevada corporation, hereby promises to pay in full to the order of _________________ (the “Holder”) the principal sum of _______ ($_____) (which amount shall be subject to adjustment as herein provided), together with Interest (as defined below) thereon as herein provided, in lawful money of the United States on the terms and subject to the conditions set forth in this promissory note (this “Note”).

This Note is one of a duly authorized issue of notes of the Issuer designated as its 10% Senior Secured PIK Notes Due 2010 (herein called  the “Notes” and each, individually, a “Note”), issued in an aggregate principal amount limited to $1,200,000 plus Interest thereon pursuant to that certain Purchase Agreement (the “Purchase Agreement”), dated as of February 11, 2009, entered into by and among the Issuer, Particle Drilling Technologies, Inc., a Delaware co

poration and a subsidiary of the Issuer, the Purchasers named therein and LC Capital Master Fund, Ltd., as Agent of the holders of securities issued thereunder. Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Purchase Agreement.

1. Payments of Principal.  Except as otherwise provided in Section 3, all unpaid principal, fees and accrued and unpaid Interest on this Note shall be due and payable in full in cash on the earlier of (a) [_____], 20102 or (b) the termination or abandonment of that certain agreement, dated as of December 2, 2008 entered into by and between the Issuer and Shell Exploration & Production Co. (such date, the “Maturity Date”).

2. Interest.

(a) The Issuer promises to pay interest (“Interest”) on the unpaid principal amount of this Note to the Holder, in the manner hereinafter provided, computed on the basis of a 365- or 366-day year, as appropriate in light of the actual number of days in any applicable calendar year, at the rate of TEN PERCENT (10.0%) per annum (as adjusted from time to time as provided in this Section 2(a), the “Interest Rate”).  Notwithstanding the foregoing, if the Interest Rate payable under this Note is limited by applicable Law, then the Interest Rate shall be the lesser of (i) the rate provided for in this Note and (ii) the maximum rate permitted by applicable Law.  Interest shall be payable quarterly in arrears on the Maturity Date, on any other date that all principal amounts of the Notes shall be due and payable, and on the last Business Day of each March, June, September and December of each year, commencing on  March 31, 2009 (each date upon which interest shall be so payable, an “Interest Payment Date”). Interest shall accrue from the most recent Interest Payment Date or, if no Interest Payment Date has yet occurred, from the date on which this Note was issued.

(b) On each Interest Payment Date, the outstanding principal amount of this Note shall be automatically increased by the amount of Interest to be paid on such Interest Payment Date, which Interest shall be payable in arrears.  If the payment of Interest by addition to the principal amount of this Note in the manner set forth in the immediately preceding sentence shall for any reason be prohibited by applicable Law on any Interest Payment Date, the Issuer shall instead deliver to the Holder an additional promissory note (a “PIK Note”), containing substantially the same terms and conditions as are set forth herein, in an aggregate principal amount equal to the Interest due on this Note as of such Interest Payment Date.

3. Redemption.  This Note is subject to prepayment at the option of the Issuer at the times and on the terms specified in Section 4 of the Purchase Agreement, but not otherwise.

4. Payment Terms.

2 Date that is the first anniversary of the first draw down.

5. All payments of principal of, and cash Interest upon, this Note shall be made by the Issuer to the Holder in immediately available lawful money of the United States by wire transfer to the account or accounts designated by the Holder from time to time.  All payments under this Note shall be made without withholding, defense, set-off, counterclaim or other deduction.

(a) Payments, redemptions and prepayments made to the Holder by the Issuer hereunder shall be applied first to expenses recoverable under Section 14.01 of the Purchase Agreement, then to accrued Interest and then to principal.

6. Events of Default.  Upon the occurrence of any Event of Default specified in Section 11.05 of the Purchase Agreement, the principal amount of this Note, together with any Interest thereon, shall automatically become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Issuer).  Upon the occurrence and during the continuance of any other Event of Default specified in Section 11 of the Purchase Agreement, the Holder may, by written notice to the Issuer, declare the principal amount of this Note together with any Interest thereon to be due and payable, and the principal amount of this Note together with any such Interest shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Issuer).  Following any such demand, the Issuer shall immediately pay to the Holder all amounts due and payable with respect to this Note.

7. Security; Ranking; Relationship to Operative Agreements.

(a) This Note is a senior secured obligation of the Issuer, secured by a first lien perfected security interest in all of the assets and property of the Issuer as provided in the Security Documents.

(b) This Note shall in all respects rank pari passu with all other Notes issued pursuant to the Purchase Agreement and all Notes issued upon transfer of or exchange for this Note and such other Notes and shall rank senior in right of payment to all other Indebtedness of the Issuer.

(c) This Note is entitled to the benefits provided by the Purchase Agreement and the Security Documents.

8. Amendments; Waivers.  This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Issuer and the Holder or any subsequent holder hereof.

9. Transfer; Registration of Transfer and Exchange; Transfer Notes.  The Holder may sell, assign, transfer or otherwise dispose of this Note (or any portion thereof), subject to compliance by the Holder of applicable law.

10. Governing Law.

(a) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND

(b) BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS NOTE, THE ISSUER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE ISSUER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUER AT ITS ADDRESS SET FORTH BELOW ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS AGREEMENT, THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY OF ITS SUBSIDIARIES IN ANY OTHER JURISDICTION.

(c) THE ISSUER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(d) THE ISSUER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Remainder of page intentionally left blank - Signature pages follow]

IN WITNESS WHEREOF, the Issuer has caused this Note to be executed and delivered by its duly authorized officers as of the date and year and at the place first above written.

PARTICLE DRILLING TECHNOLOGIES, INC.

By:	___________________________
Name:
Title:

EXHIBIT B

Form of Common Stock Purchase Warrant

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUED UPON ANY EXERCISE HEREOF (THE “WARRANT SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (COLLECTIVELY, A “TRANSFER”) OF THIS WARRANT AND ANY WARRANT SHARES IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH SECTION 10 OF THIS WARRANT.  BY ACCEPTING ANY INTEREST IN THIS WARRANT, THE RECIPIENT OF SUCH WARRANT SHALL BE DEEMED TO HAVE AGREED TO, AND SHALL BECOME BOUND BY, ALL OF THE TRANSFER RESTRICTIONS CONTAINED HEREIN.  THE COMPANY WILL NOT REGISTER THE TRANSFER OF THIS WARRANT OR ANY WARRANT SHARES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THIS WARRANT.

Warrant No._____
Dated as of February 11, 2009

COMMON STOCK PURCHASE WARRANT
TO PURCHASE SHARES OF COMMON STOCK OF
PARTICLE DRILLING TECHNOLOGIES, INC.
PARTICLE DRILLING TECHNOLOGIES, INC., a Nevada corporation (the “Company”), for value received, hereby certifies that [_____] (the “Purchaser”) or successors or registered assigns is entitled to purchase from the Company _______3 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $0.001 per share (the “Common Stock”) of the Company at a purchase price per share of $0.105 (the “Purchase Price”), at any time or from time to time beginning on the date hereof (the “Issue Date”), and prior to 5:00 P.M., New York City, New York, time, on February 11, 2012, provided that in the event the Company does not have a registration statement in effect covering a resale of the shares of Common Stock issuable on exercise of this Warrant on February 11, 2012, this Warrant will remain exercisable until such a registration statement has been effective for a three-month period after such date (such date, as adjusted, the “Expiration Date”), all subject to the terms, conditions and adjustments set forth below in this Warrant.

This Warrant (the “Warrant”, such term to include any such warrants issued in substitution therefor) was one of the warrants issued in connection with the Purchase Agreement dated as of February 11, 2009 by and among the Company, Particle Drilling Technologies, Inc., a Delaware corporation and a subsidiary of the Company, the Purchasers named therein and LC Capital Master Fund, Ltd., as Agent (the “Purchase Agreement”).  The Warrant evidences rights to purchase an aggregate of up to [_____]%4 of the total issued and outstanding Common Stock of the Company on the Issue Date, shares of Common Stock being subject to adjustment as provided herein.  Certain capitalized terms used in this Warrant are defined in Section 1; references to an “Exhibit” are, unless otherwise specified, to one of the Exhibits attached to this Warrant and references to a “Section” are, unless otherwise specified, to one of the sections of this Warrant.

1. Definitions.  For the purposes of this Warrant, the following terms shall have the meanings indicated:

 “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

“Charter Documents” shall have the meaning ascribed to such term in Section 8.

3 The aggregate number of shares underlying all warrants issued pursuant to the Purchase Agreement shall be 7,130,200.

4 The initial aggregate percentage of equity interest that may be purchased by exercising all warrants issued pursuant to the Purchase Agreement is 19.95%.

“Closing Price” shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the NASDAQ or a similar service if NASDAQ is no longer reporting such information.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” shall have the meaning ascribed to such term in the first paragraph of this Warrant.

“Company” shall have the meaning ascribed to such term in the first paragraph of this Warrant.

 “Equity Securities” shall mean (i) all shares of Common Stock and of any other class of capital stock of the Company, (ii) all warrants and options of the Company, including, without limitation, this Warrant and the Warrant Shares, and any securities issued or issuable upon the exercise of such options or warrants, (iii) all other securities of the Company directly or indirectly convertible into or exchangeable for shares of Common Stock and (iv) any securities issued or issuable by the Company in respect of the forgoing upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event.

“Election to Purchase Shares” shall have the meaning ascribed to such term in Section 2(a).

“Exchange Act” shall have the meaning ascribed to it in Section 10(c).

“Exempt Securities” shall mean (i) shares of Common Stock issued upon the exercise of the Warrants, (ii) shares of capital stock issued by the Company on or prior to the date hereof (and shares of capital stock issued upon the direct or indirect conversion or exercise of any securities issued by the Company on or prior to the date hereof, in accordance with their respective terms), (iii) shares of Common Stock issued pursuant to a public offering, (iv) shares of Common Stock (including shares issuable upon the exercise or exchange of warrants or options to acquire shares of Common Stock) issued solely to the employees, directors or consultants of the Company or any of its subsidiaries pursuant to a stock option or ownership plan or program or any stock issuance arrangement in existence as of the Issue Date or adopted by the Board of Directors of the Company and approved by a majority of the Company’s Common Stock holders after the Issue Date, representing not more than 7% of the total common equity of the Company determined on a fully-diluted basis as of the Issue Date, and (v) shares of Company capital stock issued upon the direct or indirect conversion or exercise of any of the forgoing securities, in accordance with their terms.

“Exercise Date” shall have the meaning ascribed to such term in Section 2(e).

“Expiration Date” shall have the meaning ascribed to such term in the first paragraph of this Warrant.

“Fair Market Value” shall be determined in accordance with Section 3(e).

“Holder” shall mean the registered holder of this Warrant.

[“LC” shall mean LC Capital Master Fund, Ltd. or any of its affiliates.]5

“NASDAQ” shall mean the Automatic Quotation System of the National Association of Securities Dealers, Inc.

“Notes” shall mean the $1,200,000 Senior Secured PIK Notes Due 2010 issued and sold by the Company pursuant to the Purchase Agreement to the Purchasers named therein.

 “Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

 “Purchase Price” shall have the meaning ascribed to such term in the first paragraph of this Warrant.

“Purchaser” shall have the meaning ascribed to such term in the first paragraph of this Warrant.

 “Registrable Securities” shall mean (a) any shares of Common Stock or other securities issued or issuable upon exercise of this Warrant and any other warrants issued pursuant to the terms of the Purchase Agreement and (b) any securities issued or issuable with respect to any securities referred to in the foregoing subdivision by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.  As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall be eligible for sale to the public pursuant to Rule 144 (or any successor provision) under the Securities Act without any restrictions on volume or manner of sale, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or

5 Insert the bracketed language if this Warrant is issued to LC Capital Master Fund, Ltd. or any of its affiliates.

qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.
“Registration Expenses” shall mean all expenses incidental to the Company’s performance of or compliance with Section 11, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, the fees and disbursements of any counsel and accountants retained by the holder or holders of the Registrable Securities being registered, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any; provided, that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

[“Release Event” shall have the meaning ascribed to such term in Section 12 of this Warrant.]6

“Required Holders” shall mean, as of any date of determination, Holders holding in the aggregate more than 50% of all of the warrants issued pursuant to the Purchase Agreement  and outstanding.

 “Sale of the Company” shall have the meaning ascribed to such term in Section 3(i).

[“Section 4350” shall have the meaning ascribed to such term in Section 12 of this Warrant.]7

“Securities Act” shall mean the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

 “Purchase Agreement” shall have the meaning ascribed to such term in the second paragraph of this Warrant.

“Transfer” shall mean any sale, transfer, assignment, conveyance or other disposition, including without limitation by merger, operation of law, bequest or pursuant to any d

6 Insert the bracketed language if this Warrant is issued to LC Capital Master Fund, Ltd. or any of its affiliates.

7 Insert the bracketed language if this Warrant is issued to LC Capital Master Fund, Ltd. or any of its affiliates.

mestic relations order, whether voluntarily or involuntarily, other than a sale, transfer, assignment, conveyance or other disposition by or to the Company; provided, that a pledge or the creation of a lien on the Common Stock shall not constitute a Transfer if the instrument creating such pledge or lien specifically references this Warrant and the pledgee or holder of the lien specifically agrees to be bound by the provisions hereof; provided further, that any foreclosure (including the retention of the collateral in satisfaction of any obligations) shall constitute a Transfer.

[“Voting Restriction” shall have the meaning ascribed to such term in Section 12 of this Warrant.]8

 “Warrant” shall mean this Warrant and any subsequent Warrant issued pursuant to the terms of this Warrant.

[“Warrants” shall mean, collectively, this Warrant and all other warrants issued pursuant to the Purchase Agreement.]9

 “Warrant Shares” shall mean the shares of Common Stock deliverable upon proper exercise of this Warrant and/or other Warrants, as the case may be.

 “Warrant Register” shall have the meaning ascribed to such term in Section 10(a).

2. Exercise of Warrant.

(a) Exercise.  This Warrant may be exercised, in whole or in part, at any time or from time to time during the period beginning on the Issue Date and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the “Election to Purchase Shares”) attached hereto as Exhibit A duly executed by the Holder and accompanied by payment of the aggregate Purchase Price (rounded to the nearest whole cent) for the number of shares of Common Stock specified in the Election to Purchase Shares.

(b) Delivery of Shares; Payment of Purchase Price.  As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued and delivered to the Holder a certificate or certificates for the number of shares of Common Stock set forth in the Election to Purchase Shares, in such name or names as

8 Insert the bracketed language if this Warrant is issued to LC Capital Master Fund, Ltd. or any of its affiliates.

9 Insert the bracketed language if this Warrant is issued to LC Capital Master Fund, Ltd. or any of its affiliates.

(c) may be designated by such Holder (subject to Section 10 hereof), and, as set forth in Section 6, a check for the amount of cash to be paid in lieu of issuance of fractional shares, if any.  Payment of the Purchase Price may be made:  (i) in United States currency by cash or delivery of a certified check, bank draft or postal or express money order payable to the order of the Company or by wire transfer to such account as specified by the Company in writing to the Holder, (ii) by surrender of a number of shares of Common Stock held by the Holder equal to the quotient obtained by dividing (A) the aggregate Purchase Price payable with respect to the portion of this Warrant then being exercised by (B) the Fair Market Value per share of Common Stock on the Exercise Date, or (iii) by any combination of clauses (i) and (ii).

(d) Partial Exercise.  If this Warrant is exercised for less than all of the shares of Common Stock purchasable upon exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

(e) Alternative Cashless Exercise.  Notwithstanding any provision herein to the contrary, in lieu of exercising this Warrant as set forth above, the Holder may exercise this Warrant by electing to receive that number of shares of Common Stock as determined below by surrendering to the Company at its principal office this Warrant, with the applicable Election to Purchase Shares duly executed by the Holder, in which event the Company shall issue to the Holder the number of shares of Common Stock computed using the following formula:

CS = WCS x (MP – PP)
        MP
where:

CS equals the number of shares of Common Stock to be issued to the Holder

WCS equals the number of Warrant Shares represented by this Warrant to be exercised

MP equals the Common Stock Fair Market Value per share (on the date of such calculation)

PP equals the Purchase Price

Following the surrender of this Warrant pursuant to this Section 2(d), the Company shall promptly issue and deliver to the Holder a certificate or certificates for that number of shares of Common Stock, as calculated above in such name or names as may be designated by such Holder (subject to Section 10 hereof).

When Exercise Effective.  The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is surrendered to and the Purchase Price is received by the Company as provided in this Section 2 (the “Exercise Date”) and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Section 2(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

(f) Warrant Shares Fully Paid, Nonassessable.  The Company shall take all actions necessary to ensure that following exercise of this Warrant in accordance with the provisions of this Section 2, the Warrant Shares issued hereunder shall, without further action by the Holder, be fully paid and nonassessable, free from all taxes (excluding any taxes on income realized or recognized by the Holder), liens, charges and security interests with respect to the issue thereof.  The Warrant Shares shall be issued with restrictive legends.

(g) Continued Validity.  A Holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled to all of the rights and subject to all of the obligations set forth in Section 10 hereof.

(h) Company to Reaffirm Obligations.  The Company will, at the time of each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights (including, without limitation, any rights to registration) to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

3. Adjustment of Purchase Price and Number of Shares.  The Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time upon the occurrence of the events described in this Section 3.

(a) Dividend, Subdivision or Combination of Common Stock.  If the Company shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock into a larger number of shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, then in each such case, the number of shares of Common Stock issuable on such date and the Purchase Price shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number of shares of Common Stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision or combination.  Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision or combination.  Such adjustment shall be made successively whenever any event listed above shall occur.  If a dividend is declared and such dividend is not paid, the number of shares of Common Stock issuable pursuant to this Warrant on such date and the Purchase Price shall again be adjusted to be such number and Purchase Price, as applicable, in effect immediately prior to such record date

(b) (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

(c) Issuance of Rights to Purchase Common Stock Below Fair Market Value.

(i)           Except to the extent any of the following constitute Exempt Securities, if the Company shall, at any time or from time to time, fix a record date for the issuance of rights, options or warrants to holders of Common Stock entitling them to subscribe for or purchase Common Stock, or securities convertible into Common Stock (including any adjustments thereof pursuant to such securities’ anti-dilution provisions), or issue any of the foregoing, at a price per share of Common Stock or having a conversion price per share of Common Stock if a security is convertible into Common Stock (determined in either such case by dividing (x) the total consideration received or receivable by the Company in consideration of the sale or issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or other securities convertible into Common Stock) which is lower than the Fair Market Value per share of Common Stock on such record date, then, the Purchase Price shall be reduced to the price determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at the Fair Market Value per share of Common Stock and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible).  In case such price for subscription or purchase may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Company.  Any such adjustment shall become effective immediately after the record date for such rights or warrants.  Such adjustment shall be made successively whenever such a record date is fixed.  If such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to the Purchase Price that otherwise would be in effect but for the fact such record date was fixed (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

(ii)           Notwithstanding any provision in Section 3 to the contrary and without limitation to any other provision contained in Section 3, in the event that (A) the purchase price payable for any rights, options, warrants or convertible securities referred to in Section 3(b)(i), (B) the additional consideration, if any, payable upon the exercise of such rights, options or warrants or the conversion of such convertible securities referred to in Section 3(b)(i) or (C) the rate at which any such convertible securities referred to in Section 3(b)(i) are convertible into additional shares of Common Stock shall change, the Purchase Price in effect at the time of such event shall forthwith be readjusted to the Purchase Price that would have been in effect at such time had such rights, options, warrants or convertible securities provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time in tially granted, issued or sold.  On the expiration of any such rights, options or warrants not exercised or of any such right to convert under any such convertible securities not exercised, the Purchase Price then in effect hereunder shall forthwith be increased to the Purchase Price that would have been in effect at the time of such expiration or termination had such rights, options, warrants or convertible securities never been issued.  No readjustment pursuant to this Section 3(b)(ii) shall have the effect of increasing the Purchase Price by an amount in excess of the adjustment originally made to the Purchase Price in respect of the grant, issue or sale of the applicable rights, options, warrants or convertible securities.

(d) Certain Distributions.  If the Company shall, at any time or from time to time, fix a record date for the distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of capital stock or other securities, evidences of indebtedness, assets or other property (other than regularly scheduled cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in capital stock for which adjustment is made under Section 3(a)) or subscription rights, options or warrants (excluding those referred to in Section 3(b)), then, the Purchase Price shall be reduced to the price determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction (which shall in no event be less than zero), the numerator of which shall be the Fair Market Value per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness, other property, subscription rights or warrants so to be distributed applicable to one share of Common Stock and the denominator of which shall be such Fair Market Value per share of Common Stock.  Any such adjustment shall become effective immediately after the record date for such distribution.  Such adjustments shall be made successively whenever such a record date is fixed.  In the event that such distribution is not so made, the Purchase Price shall be adjusted to the Purchase Price in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

(e) Issuance of Common Stock Below Fair Market Value.

(i)           If the Company shall, at any time and from time to time, after the date hereof, directly or indirectly, sell or issue shares of Common Stock (other than Exempt Securities) (regardless of whether originally issued or from the Company’s treasury) at a price per share of Common Stock which is lower than the Fair Market Value per share of Common Stock, then, subject to clause (ii) of this Section 3(d), the Purchase Price shall be reduced to a price determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at the Fair Market Value per share of Common Stock and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale or issuance.  Such adjustment shall be made successively whenever such sale or issuance is made.  If the Company shall sell or issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the “price per share of Common Stock” and the “consideration” received or receivable by or payable to the Company for purposes of the first sentence and the immediately preceding sentence of this Section 3(d), the fair value of such property shall be determined in good faith by the Board of Directors of the Company.

(ii)           No adjustment shall be made to the Purchase Price pursuant to clause (i) of this Section 3(d) in connection with the issuance of (A) shares issued in any of the transactions described in Section 3(a), (b) and (c) hereof, including upon the exercise of any right, option, warrant or convertible or exchangeable security and (B) shares issued upon exercise of this Warrant.

(f) Determination of Fair Market Value.  For the purpose of any computation under Section (b), (c) or (d) of this Section 3 or any other provision of this Warrant, the Fair Market Value per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for the 10 consecutive trading days commencing 15 trading days before such date.  If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, then the Fair Market Value per share of Common Stock shall be determined by mutual agreement of the Board of Directors of the Company and a majority of the Holders of the Warrants.

(g) Adjustments to Other Shares.  In the event that at any time, as a result of an adjustment made pursuant to Section 3(h), the Holder shall become entitled to receive, upon exercise of this Warrant, any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Sections 3(a), (b), (c), (d), (g) and (h), inclusive, and the provisions of Sections 2, 6, 7 and 8 with respect to the shares of Common Stock shall apply on like terms to any such other shares.

(h) Adjustment of Number of Shares Issuable Upon Exercise.  Upon each adjustment of the Purchase Price as a result of the calculations made in Section 3(a), (b), (c) or (d), this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (x) the product of the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) Reorganization, Reclassification, Merger and Sale of Assets.

(i) Other than in the cases referred to in Sections 3(a), (b), (c) and (d), if there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person or the sale or conveyance of all or substantially all of the properties or assets of the Company to another Person, then, the Holder will thereafter be entitled to receive, upon the exercise of this Warrant in

(ii) accordance with the terms hereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of this Warrant if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of this Warrant.

(iii) Notwithstanding anything contained in this Warrant or in the Purchase Agreement to the contrary, the Company will not effect any of the transactions described in clauses (i) of this Section 3(h) unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (b) the obligation to deliver to such Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 3, such Holder may be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 3) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.  Nothing in this Section 3 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Purchase Agreement.

(j) Notice of Company Sale.  The Company shall provide the Holders written notice of any issuance by the Company of more than 20% of the issued and outstanding Common Stock of the Company to another Person, the consolidation or merger of the Company with or into another Person or the sale or conveyance of all or substantially all of the properties or assets of the Company to another Person (a “Sale of the Company”) as promptly as practicable upon the consummation of such sale, and in any event within two Business Days after such consummation.

(k) Purchase Price Below Par Value.  Notwithstanding anything contained herein, in the event that and only to the extent that the Purchase Price as adjusted hereunder is less than the par value per share of the Common Stock issuable pursuant to the exercise of this Warrant, such adjusted Purchase Price shall be used only for the purposes of adjusting the number of shares issuable upon exercise of this Warrant.  In no event shall the Purchase Price paid upon the exercise of this Warrant be less than the par value per share of the Common Stock issuable pursuant to the exercise of this Warrant.

(l) De Minimis Adjustments.  Unless stated otherwise herein, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 0.1% in the Purchase Price; provided, however, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 3 shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share of Common Stock (or other securities issued or issuable upon exercise of this Warrant), as the case may be.

(m) Computations.  The computations of all amounts under this Section 3 shall be made assuming all other antidilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 3 have previously been made so as to maintain the relative economic interest of this Warrants vis à vis all other securities issued by the Company.

4. Other Dilutive Events.  In case any event shall occur as to which the provisions of Section 3 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such sections’, then, in each such case, upon the request of the Required Holders, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company or such other independent certified public accountants selected by the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 3, necessary to preserve, without dilution, the purchase rights represented by this Warrant.  Upon receipt of such opinion, the Company will promptly mail a copy thereof to such Holder and shall make the adjustments described therein.

5. Statement of Adjustments.  Whenever the Purchase Price and the number of shares of Common Stock issuable, or the securities or other property deliverable, upon the exercise of this Warrant shall be adjusted pursuant to the provisions hereof, the Company shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Company, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Purchase Price and number of shares of Common Stock issuable, or the securities or other property deliverable, upon the exercise of this Warrant, that shall be in effect after such adjustment.  The Company shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to the Holder at such Holder’s address appearing on the Company’s records as promptly as practicable and in any event within 20 days of the occurrence of such event.

6. Fractional Shares.  Notwithstanding an adjustment pursuant to Section 3(g) in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant and to distribute certificates which evidence fractional shares.  In lieu of fractional shares, the Company shall notify the Holder in writing of the amount to be paid in lieu of the fraction of a share of the Common Stock and concurrently pay to the Holder, at the time of exercise of this Warrant as herein provided, an amount in cash equal to such fraction multiplied by the Fair Market Value of a share of Common Stock on the Exercise Date rounded to the nearest whole cent.

7. Notice of Proposed Actions.  In case the Company shall propose at any time or from time to time (a) to declare or pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regularly scheduled cash dividend), (b) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, other than Exempt Securities, (c) to effect any reclassification of its Common Stock, (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company which would, if consummated, adjust the Purchase Price or the securities issuable upon exercise of this Warrants or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Holder, in accordance with Section 17, a written notice of such proposed action, which shall specify (i) the record date for the purposes of such stock dividend, distribution of rights or warrants, or if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution of rights or warrants is to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is expected to become effective, and such notice shall be so given as promptly as possible but in any event at least 10 Business Days prior to the applicable record, determination or effective date specified in such notice.

8. No Dilution or Impairment.  The Company will not, by amendment of its articles of incorporation, bylaws or such other constitutive documents (collectively, the “Charter Documents”) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment.  Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will at all times reserve and keep available the maximum number of its authorized shares of Common Stock, free from all preemptive rights therein, which will be sufficient to permit the full exercise of this Warrant and (c) will take all such action as may be necessary or appropriate in order that all shares of Common Stock as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.

9. Replacement of Warrants.  On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant, the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of shares of Common Stock.  If required by the Company, in the case of any such loss, theft or destruction of any Warrant held by a Person other than the Purchaser or any institutional investor, such holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced, or in the case of any such mutilation, such holder must surrender such Warrant for  cancellation.

10. Restrictions on Transfer; Registration of Transfers.

(a) Restrictions on Transfer.    Subject to any applicable laws, this Warrant and all rights hereunder shall be transferrable to any transferee designated by Holder upon delivery of this Warrant together with a Form of Assignment attached hereto as Exhibit B at the principal office of the Company.

(b) Registration.  The Company shall maintain a register (the “Warrant Register”) in its principal office for the purpose of registering the Warrants and any Transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrants.  Upon the issuance of this Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder.  The Company shall from time to time, register in the Warrant Register a Transfer of this Warrant, upon surrender thereof together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, subject to the compliance of such Transfer with the Transfer restrictions set forth in this Section 10.  Upon any such registration of Transfer, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees and the surrendered Warrant shall be cancelled by the Company.  This Warrant, if properly assigned, may be exercised by a new Holder without a new Warrant first having been issued.

(c) Legend.  This Warrant and the Warrant Shares will include a restrictive legend in substantially the form as set forth on the cover of this Warrant.  Upon termination of such restrictions on Transfer, the Holder shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any) a new Warrant or certificates evidencing shares of Common Stock issued upon the exercise of this Warrant of like tenor without such legend.

11. Registration under the Securities Act.

(a) Filing of Registration Statement. The Company shall file with the Commission within sixty (60) days after the Issue Date and use its commercially reasonable efforts to cause to become effective a resale shelf Registration Statement for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of all of the Registrable Securities held by each Holder that has provided the Company all information requested pursuant to Section 11(g)(iv) within 15 business days of such request ( a “Resale Registration Statement”).

(b) Notice of Registration Status.  Not more than fifty (50) days and not less than forty-five (45) days after the Issue Date, the Company shall deliver to the Holder a notice in writing confirming whether or not the Resale Registration Statement has been declared effective by the Commission and, if not, the steps taken by the Company in connection with the filing and progression of the Resale Registration Statement, the status of the filing, the extent of comments and responses in connection with such registration and the Company’s estimate of the date by which the Resale Registration Statement will be declared effective.

(c) Effectiveness. The Company shall keep such Resale Registration Statement continuously effective under the Securities Act until (i) there are no longer any Registrable Securities saleable thereunder or (ii) such date that is one year after the Expiration Date, whichever is earlier.  To the extent permitted by applicable law and interpretations of the staff of the Commission, the Resale Registration Statement may be terminated with respect to the Registrable Securities on the date that there are no longer any Registrable Securities saleable thereunder.

(d) Expenses. The Company shall pay all Registration Expenses in connection with any registration of Registrable Securities pursuant to this Section 11.

(e) Registration of Other Securities.  No registration statement filed in accordance with this Section 11 may include any securities of the Company other than Registrable Securities.

(f) Selection of Underwriters.  If a registration pursuant to this Section 11 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the holders of at least a majority (by number of shares) of the Registrable Securities.

(g) Additional Provisions Concerning Registration.  The following provisions of this Section 11(g) are applicable to any registration statement filed pursuant to this Section 11:

(i)           The Company shall furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and such other documents as such seller may reasonably request.
(ii)           The Company shall use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller thereof shall reasonably request, to keep such registrations and qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdiction of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (ii) be obligated to be so qualified or to consent to general service of process in any such jurisdiction.
(iii)           The Company shall use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.
(iv)           In connection with any registration statement in which a holder of Registrable Securities is participating, each such seller shall furnish to the Company such written information and affidavits as the Company reasonably requests for use in conne tion with any such registration statement or prospectus to the extent necessary to permit the disposition of the Registrable Securities so to be registered.
(v)           In the event of any registration of any securities of the Company under the Securities Act, the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law, the holder of any Registrable Securities covered by such registration statement, its directors, officers, employees, advisors, agents, representatives, partners and members and each other Person who participates as an underwriter (within the meaning of the Securities Act) in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter (within the meaning of the Securities Act) from and against any and all losses, claims, damages and liabilities (or actions or proceedings) arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendment or supplement thereto, or any omission or alleged omissions to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse such holder and each such director, officer, employee, advisor, agent, representative, partner, member, underwriter and control person for any legal or any other expenses (including fees and expenses of counsel, which counsel may, if the holder or holders of Registrable Securities request, be separate from counsel for the Company) reasonably incurred by them in connection with investigating, preparing or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with an instrument duly executed by such holder specifically stating that it is for use in the preparation thereof; provided, further, that the Company shall not be liable to any Person who participates as an underwriter, in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter (within the meaning of the Securities Act), in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, employee, advisor, agent, representative, partner, member, underwriter and control person and shall survive the transfers of such securities by such holder.
(vi)           Neither the giving of any notice by any holder of Registrable Securities nor the making of any request for prospectuses imposes any upon any holder making such request any obligation to sell any Registrable Securities or exercise this Warrant.

(vii)           The registration rights in this Section 11 may be assigned by any holder in connection with a permitted Transfer of this Warrant.
(viii)                      The Company’s agreements with respect to this Warrant or the Registrable Securities in this Section 11 shall not be affected by the exercise and surrender of this Warrant.
(h) Registration of Common Stock; Listing Rights.  If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.  At any such time as Common Stock is listed on any national securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any other securities that at any time are issuable upon exercise of this Warrant, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

(i) Registration Rights of Other Securities. The Company shall not grant registration rights to any securities of the Company other than the Registrable Securities without the prior written consent of the Required Holders.

[12.           Warrants held by LC.    Provided that a Release Event (as defined below) shall not have occurred, the parties hereto agree that, if LC owns, or would own upon exercise of this Warrant and all other Warrants held by LC, more than 20% of the voting Common Stock of the Company and LC votes its Warrant Shares in any corporate matter of the Company, LC will vote such Warrant Shares in the same proportion as all other Common Stock voted with respect to such matter excluding any other Common Stock voted by LC (the foregoing, the “Voting Restriction”).
A “Release Event” shall have occurred if (i) the NASDAQ shall have confirmed in writing to the Company that the purchase of the Warrants by LC or any transferee with full voting rights for the underlying Warrant Shares does not require a shareholder vote pursuant to Section 4350 of the NASDAQ Stock Market Rules (such Section and any other section substituted therefor, “Section 4350”); (ii) the requisite shareholders of the Company have approved the issuance of the Warrants and/or the Warrant Shares deliverable upon proper exercise of such Warrants to LC or any transferee pursuant to Section 4350; (iii) the Company is no longer subject to Section 4350; or (iv) the Company is no longer required to obtain a shareholder vote approving the issuance of the Warrants to LC or any transferee with full voting rights for the underlying Warrant Shares.
The Company agrees to use it best efforts promptly after the issuance of the Warrants to LC pursuant to the Purchase Agreement to obtain a confirmation from the NASDAQ that the issuance of the Warrants to LC with full voting rights for the underlying Warrant Shares as provided in the Company’s articles of incorporation and without the Voting Restriction would not be a “change of control” under Section 4350.  If the NASDAQ will not provide such confirmation or such written confirmation is not obtained within three months of the Issue Date, the

Company will use its best efforts to obtain the consent of its shareholders under Section 4350 for the issuance of the Warrants to LC with full voting rights for the underlying Warrant Shares as provided in the Company’s articles of incorporation and without the Voting Restrictions.
Provided that a Release Event shall not have occurred, LC agrees that it will not transfer any Warrants or Warrant Shares to any Person who would as a result of such transfer own upon exercise of the Warrants more than 20% of the voting Common Stock of the Company unless such Person shall agree to be bound by the voting and transfer restrictions set forth in this Section 12].10
[12][13].                      Ownership of Warrant.  The Company may deem and treat the Person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of Transfer.

[13][14].                      No Rights or Liability as a Stockholder.  Prior to the exercise of this Warrant, the Holder hereof shall not be entitled to any voting rights or other rights (including the right to receive dividends) as a stockholder of the Company.  No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

[14][15].                      Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax, or other incidental expense, in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Company; provided, that the Company shall not be required to pay any tax that may be payable in respect of any Transfer of this Warrant or any Warrant Shares or any Transfer involved in the issuance and delivery of the Warrant Shares in a name other than that in which the Warrant to which such issuance relates was registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that such tax has been paid.

[15][16].                      Amendment or Waiver.  This Warrant and any term hereof or thereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holder of this Warrant.

[16][17].                      Notices.  Any notice or other communication (or delivery) required or permitted hereunder shall be made in writing and shall be by telecopier (with receipt confirmed and followed by first class mail), courier service or personal delivery to the Company at its pri

10 Insert the bracketed language as Section 12 if this Warrant is issued to LC Capital Master Fund, Ltd. or any of its affiliates.

cipal office at 5611 Baird Court, Houston, Texas 77041, Attention: Chief Executive Officer and to the Holder at its address as it appears in the Warrant Register.  All such notices and communications (and deliveries) shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; and when receipt is acknowledged, if telecopied.

[17][18].                      Certain Remedies.  The Holder shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically the terms and provisions of this Warrant in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such Holder may be entitled at law or in equity.

[18][19].                      Governing Law.  This Warrant shall be governed by, construed in accordance with, and enforced under, the laws of the State of New York applicable to agreements or instruments entered into and performed entirely within such State.  The parties hereto irrevocably consent to the jurisdiction of the state and federal courts sitting in the City of New York in connection with any action, suit or proceeding arising out of or relating to this Warrant Agreement.

[19][20].                      Headings.  The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be signed by their duly authorized officer.

PARTICLE DRILLING TECHNOLOGIES, INC.

By
      Name:
      Title:

[PURCHASER]

By
      Name:
      Title:

Exhibit A to
Common Stock Purchase Warrant

[FORM OF]
ELECTION TO PURCHASE SHARES
The undersigned hereby irrevocably elects to exercise this Warrant to purchase __________ shares of  Common Stock, par value $0.001 per share (“Common Stock”), of Particle Drilling Technologies, Inc. (the “Company”) and hereby [makes payment of $__________ therefor] [or] [makes payment therefore by surrendering pursuant to Section 2(b)(ii) ____________ shares of Common Stock of the Company] [or] [makes payment therefor by cancellation pursuant to Section 2(d) of a portion of this Warrant with respect to __________ shares of Common Stock].  The undersigned hereby requests that certificates for such shares be issued and delivered as follows:
ISSUE TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by this Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not purchased be issued and delivered as follows:

ISSUE TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

Dated:_____________________________                                                                                                                                         [NAME OF HOLDER11]

By
    Name:
    Title:

11    Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

Exhibit B to
Common Stock Purchase Warrant

[FORM OF] ASSIGNMENT
[To be executed only upon transfer of Warrant]
FOR VALUED RECEIVED, the undersigned registered holder of the within Warrant hereby sells, assigns, and transfers unto ________________ the right represented by such Warrant to purchase __________ shares of  Common Stock, par value $0.001 per share (“Common Stock”) of Particle Drilling Technologies, Inc. (the “Company”) to which such Warrant relates, and appoints ____________ Attorney to make such transfer on the books of the Company maintained for such purpose, with full power of substitution in the premises.

Dated:____________________________                                                                                     [NAME OF HOLDER12]
By:
      Name:
      Title:

____________________________________
           (Street Address)
____________________________________

12    Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

EXHIBIT C-1

Form of Opinion of Vinson & Elkins LLP

1. Particle Drilling Technologies, Inc. (Delaware) (the “Delaware Sub”) is validly existing as a corporation in good standing under the laws of the State of Delaware.  The Delaware Sub has corporate power and corporate authority to own and use its properties and assets and to carry on its business as currently conducted, to enter into the Transaction Documents to which it is party, to perform its obligations thereunder and to consummate the transactions contemplated by such Transaction Documents.

2. The execution and delivery by the Delaware Sub of the Transaction Documents to which it is party and the performance by the Delaware Sub of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Delaware Sub.

3. Assuming the due authorization, execution and delivery of each of the Transaction Documents by the other parties thereto, each of the Transaction Documents to which the Company and the Delaware Sub is party is a valid and binding agreement of the Company and the Delaware Sub, as the case may be, enforceable against the Company or the Delaware Sub, as applicable in accordance with its terms, except to the extent that enforcement thereof may be limited by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and equitable principles of general applicability (whether enforcement is considered in a proceeding in equity or at law), and except to the extent that enforcement thereof may be limited by the effect of the potential unenforceability under law or court decision of provisions providing for the indemnification and contribution of a party with respect to a liability where such indemnification and contribution is contrary to public policy.

4. The execution and delivery by the Company and the Delaware Sub of the Transaction Documents to which they are party do not, and the performance by the Company and the Delaware Sub of their respective obligations thereunder will not (i) result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Delaware Sub, (ii) breach or result in a default under any agreement or instrument listed on Schedule A to such opinion (the “Applicable Contracts”), (iii) result in a violation by the Company or the Delaware Sub of any statute of the United States or the State of New York normally applicable to the type of transactions contemplated by the Transaction Documents, or any rule or regulation that has been issued pursuant to any such statute, or (iv) result in any violation of any order, writ, judgment or decree known to such counsel to which the Company or the Delaware Sub is subject, except that no opinion need be expressed pursuant to this paragraph (2) in relation to federal or state securities or anti-fraud statutes, rules or regulations.

5. Assuming the accuracy of the representations and warranties of the Company set forth in Section 7 of this Agreement and of the Purchasers set forth in Section 8 of this Agreement and the compliance with the agreements of the Company and the Purchasers contained in this Agreement, the offer, issuance and sale of the Notes and the Warrants to the Purchasers pursuant to this Agreement does not require registration under the Securities Act.

C-1-

6. The execution and delivery by the Company and the Delaware Sub of the Transaction Documents to which they are party do not, and the performance by the Company and the Delaware Sub of their respective obligations thereunder will not, require that the Company or the Delaware Sub, as the case may be, obtain the approval of, or make any filing with, any governmental authority under any law of the State of New York or the United States, or any rule or regulation thereunder, other than (i) those which have already been obtained or made, (ii) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Warrants and the Warrant Shares under applicable blue sky laws (but excluding jurisdictions outside of the United States), (iii) other filings required under federal and state securities laws as contemplated by this Agreement by this Agreement or (iv) the filing of the Delaware Financing Statement in the filing offices set forth in paragraph 9 hereof.

7. Neither the Company nor the Delaware Sub is, and after giving effect to the Transaction will be, an “investment company” as defined under the Investment Company Act of 1940, as amended.

8. The provisions of the Security Agreement are effective to create in favor of the Agent to secure the Secured Obligations, a valid security interest in all of the Company’s and the Delaware Sub’s right, title and interest in and to that portion of the Collateral (as defined therein) to the extent that such Collateral is property in which a security interest may be created under Article 9 of the NY UCC (the “Article 9 Collateral”).

9. To the extent that the filing of a financing statement can be effective to perfect a security interest in the Article 9 Collateral under the Delaware UCC, the security interest in favor of the Agent in that portion of the Article 9 Collateral described in the Delaware Financing Statement will be perfected upon the filing of the Delaware Financing Statement in the office of the Secretary of State of the State of Delaware.  For purposes of our opinion set forth in this paragraph 7 as to the Delaware UCC, we have based such opinion solely on our review of the generally available compilations of Article 9 of the Delaware UCC as in effect on the date hereof and we have not reviewed any other laws of the State of Delaware or retained or relied on any opinion or advice of Delaware counsel.

10. With respect to that portion of the Article 9 Collateral consisting of the Securities Accounts (as defined in the Security Agreement), the provisions of the Securities Account Control Agreement are effective to perfect the security interest of the Agent therein by “control” (within the meaning of Section 8-106 of the NY UCC).

11. With respect to that portion of the Article 9 Collateral consisting of the Deposit Accounts (as defined in the Security Agreement), the provisions of the Deposit Account Control Agreement are effective to perfect the security interest of the Agent therein by “control” (within the meaning of Section 9-104 of the NY UCC).

C-1-

EXHIBIT C-2

Form of Opinion of Woodburn and Wedge

1. The Company is validly existing as a corporation in good standing under the laws of the State of Nevada.  The Company has corporate power and corporate authority to own and use its properties and assets and to carry on its business as currently conducted, to enter into the Transaction Documents, to perform its obligations thereunder and to consummate the transactions contemplated by each of the Transaction Documents.

2. The execution and delivery of the Transaction Documents by the Company and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company.

3. To the extent that Nevada law governs such issues, each of the Transaction Documents has been duly and validly executed and delivered by the Company.

4. Neither the issuance, sale or delivery of the Warrants nor the issuance or delivery of the Warrant Shares is subject to any preemptive right of the stockholders of the Company arising under Nevada law or the Articles of Incorporation of the Company.

5. The Company has duly authorized and reserved for issuance 7,130,200 shares of Common Stock of the Company for issuance upon exercise of the Warrants.

6. When issued by the Company in accordance with the terms of this Agreement and the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

7. The execution, delivery and performance of the Transaction Documents, the consummation of the transactions contemplated therein and the performance by the Company of its obligations thereunder do not and will not result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company or any statute, rule or regulation of the State of Nevada.

8. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Nevada court or Nevada governmental authority or agency, is necessary or required in connection with the due authorization, execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder or the consummation by the Company of the transactions contemplated thereby, except (i) such as those which have already been obtained or made, (ii) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Warrants and the Warrant Shares under applicable blue sky laws (but excluding jurisdictions outside of the United States), (iii) the filing of the Financing Statements in the filing offices set forth in paragraph 10 hereof or (iv) other filings required under federal and state securities laws as contemplated by this Agreement, as to which we offer no opinion.

C-2-

9. The authorized stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares have been designated as Series A Junior Participating Preferred Stock.

10. To the extent that the filing of a financing statement can be effective to perfect a security interest in the Article 9 Collateral under the Nevada UCC, the security interest in favor of the Agent in that portion of the Article 9 Collateral described in the Financing Statement  will be perfected upon the filing of the Financing Statements in the office of the Secretary of State of the State of Nevada.

C-2-

EXHIBIT D

Form of Compliance Certificate

This COMPLIANCE CERTIFICATE (this “Certificate”) is delivered pursuant to Section 5.05(a) of that certain Purchase Agreement dated as of February 11, 2009 by and among Particle Drilling Technologies, Inc. a Nevada Corporation (the “Company”), Particle Drilling Technologies, Inc., a Delaware corporation and a subsidiary of the Company (the “Delaware Sub”), the Purchasers named therein and LC Capital Master fund, Ltd., a Cayman Islands exempted company, as agent and collateral agent (as amended, supplemented, modified and restated and in effect from time to time, the “Purchase Agreement”).  Capitalized terms used but not defined herein shall have the respective meanings given them in the Purchase Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1) He is the duly elected [Chief Executive Officer/Chief Financial Officer] of the Company;

(2) He has reviewed the terms of the Purchase Agreement and the terms of the other Transaction Documents, and has made, or has caused to be made under his supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the period from the date of the execution of the Purchase Agreement to the date of this Certificate (the “Applicable Period”);

(3) The examination described in paragraph (2) above did not disclose, and he has no knowledge of, the existence of any condition or event which constituted an Event of Default at any time during the Applicable Period or constitutes an Event of Default or as of the date of this Certificate;

(4) Based on the examination described in paragraph (2) above, the Company was and is in compliance with each of the covenants set forth in Section 9 and Section 10 of the Purchase Agreement at all times during the Applicable Period and as of the date of this Certificate;

(5) Attached hereto as Annex A is a true, correct, and complete copy of the Articles of Incorporation of the Company (the “Company Charter”).  Since [_____], 20[__], there have been no amendments to the Company Charter. Since such date, no proceeding has been commenced for the merger, consolidation, dissolution or liquidation of the Company or the sale of all or substantially all of its assets and there has not been commenced or threatened any action or proceeding threatening the Company’s existence or which would result in the forfeiture of the Company Charter;

(6) Attached hereto as Annex B is a true, correct, and complete copy of the By-laws of the Company as in effect at the date hereof and at all times since  [_____], 20[__];

(7) Attached hereto as Annex C is a true, correct, and complete copy of the Certificate of Incorporation of the Delaware Sub (the “Delaware Sub Charter”).  Since [_____], 20[__], there have been no amendments to the Delaware Sub Charter. Since such date, no proceeding has been commenced for the merger, consolidation, dissolution or liquidation of the Company or the sale of all or substantially all of its assets and there has not been commenced or threatened any action or proceeding threatening the Company’s existence or which would result in the forfeiture of the Delaware Sub Charter;

(8) Attached hereto as Annex D is a true, correct, and complete copy of the By-laws of the Delaware Sub as in effect at the date hereof and at all times since  April 2, 2004;

(9) Attached hereto as Annex E is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Company and the Board of Directors of the Delaware Sub (collectively, the “Boards”) at meetings duly called and held on February 10, 2009, at which a quorum was present and acting throughout.  Such actions have not been amended, modified or rescinded, remain in full force and effect in the form adopted and are the only resolutions adopted by the Boards or by any committee thereof or corporate actions taken relating to the Securities and the issuance and sale of the Securities pursuant to the Purchase Agreement; and

(10) Each person who, as an officer of the Company or the Delaware Sub, as the case may be, signed any document delivered in connection with the Purchase Agreement and the closings related thereto was duly elected or appointed, qualified, and acting as such officer at the respective times of the signing and delivery thereof and the signature of each such person appearing on each such document is the genuine signature of such officer.

[SIGNATURE PAGE TO FOLLOW]

PARTICLE DRILLING TECHNOLOGIES, INC.

By: __________________________
Title: ________________________

EXHIBIT E

Form of Security Agreement

This Security Agreement (this “Agreement”) is dated as of [_____], 2009, among Particle Drilling Technologies, Inc, a Nevada corporation (the “Parent”), Particle Drilling Technologies, Inc, a Delaware corporation (the “Delaware Sub,” and together with the Parent, the “Company”) and LC Capital Master Fund, Ltd., a Cayman Islands exempted company, as the Collateral Agent for the Purchasers referred to below (in such capacity, together with its successors in such capacity, the “Agent”).

A.           The Parent and the Delaware Sub have entered into certain Purchase Agreement (the “Purchase Agreement”) with the Purchasers named therein (the “Purchasers”) and the Agent dated as of February 11, 2009, pursuant to which the Purchasers will purchase certain promissory notes (the “Notes”) from the Parent.

C.           It is a condition precedent to the Purchasers’ performance of their obligations under the Purchase Agreement that the parties hereto shall have executed and delivered this Agreement prior to the date of the First Draw Down, pursuant to which the Notes shall be secured by, among other things, a first priority Lien, on substantially all the property of the Company (including, without limitation, real and other property acquired subsequent to the date of the First Draw Down).

D.           Accordingly, to induce the Purchasers to enter into and perform the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent, the Delaware Sub and the Agent agree as follows:

Section 1.  Definitions.

(a)           Terms defined in the Purchase Agreement are used herein as defined therein and the principles of interpretation referred to therein shall apply hereto mutatis mutandis.

(b)           The terms “Account”, “Chattel Paper”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Payment Intangible”, “Proceeds”, “Promissory Note”, “Securities Account”, “Security Entitlement”, “Software” and “Tangible Chattel Paper” have the respective meanings ascribed thereto in Article 9 of the UCC, and the term “Financial Assets” has the meaning ascribed thereto in Article 8 of the UCC.

(c)           As used herein:

“Agent” has the meaning set forth in the first paragraph of this Agreement.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Collateral” has the meaning set forth in Section 3.

“Collateral Account” has the meaning set forth in Section 4(a).

“Copyright Collateral” means all Copyrights of the Company, whether now owned or hereafter acquired, including each Copyright identified in Annex 3.

“Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Delaware Sub” has the meaning set forth in the first paragraph of this Agreement.

“Initial Pledged Shares” means the Shares of each Subsidiary beneficially owned by the Company on the date hereof and identified in Annex 7.

“Intellectual Property” means, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to the Company with respect to any of the foregoing, in each case whether now or hereafter owned or used, including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral listed in Annex 6; (c) all trade secrets and confidential information, including confidential customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured, accounting information; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Company; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by the Company in respect of any of the items listed above.

“Notes” has the meaning set forth in paragraph A of this Agreement.

“Parent” has the meaning set forth in the first paragraph of this Agreement.

“Patent Collateral” means all Patents of the Company, whether now owned or hereafter acquired by the Company, including without limitation each Patent identified in Annex 4.

“Patents” means all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

“Person” means an individual, corporation, limited liability company, partnership, unincorporated association, joint venture, trust, governmental agency or other entity.

“Pledged Shares” means, collectively, (i) the Initial Pledged Shares and (ii) all other Shares of any Person now or hereafter owned by the Company, together in each case with (a) all certificates representing the same, (b) all shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, and (c) without prejudice to any provision of any of the Transaction Documents prohibiting any merger or consolidation by the Subsidiaries, all Shares of any successor entity of any such merger or consolidation.

“Purchase Agreement” has the meaning set forth in paragraph A of this Agreement.

“Purchasers” has the meaning set forth in paragraph A of this Agreement.

“Required Secured Parties” means, as of any date of determination, Holders holding in the aggregate more than 50% of the Notes outstanding.

“Secured Obligations” means the principal of and interest on the Notes and all fees, indemnification payments or other amounts whatsoever payable, whether now outstanding or hereafter from time to time incurred, assumed or arising, under the Transaction Documents.

“Secured Parties” means the Agent and the Holders of Notes.

“Shares” means shares of capital stock of a corporation, limited liability company interests, partnership interests and other ownership or equity interests of any class in any Person.

“Subsidiary” and “Subsidiaries” have the meanings set forth in Section 2.

“Trademark Collateral” means all Trademarks of the Company whether now owned or hereafter acquired by the Company, including without limitation each Trademark identified in Annex 5.  Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 2.  Representations and Warranties.  The Company represents and warrants to the Secured Parties that:

(a)           Title and Priority.  The Company is the sole beneficial owner of the Collateral and no security interest exists in the Collateral except for Liens expressly permitted by the terms of the Transaction Documents; and the security interests created pursuant hereto constitute valid, perfected security interests in the Collateral, subject to no equal or prior Lien except as so permitted.

(b)           Names, Etc.  The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of the Company as of the date hereof are correctly set forth in Annex 1; and Annex 1 correctly specifies the place of business of the Company or, if the Company has more than one place of business, the location of the chief executive office of the Company, and each location where Goods of the Company are located (other than Goods in transit).

(c)           Changes in Circumstances.  The Company has not (i) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the UCC), or (ii) except as specified in Annex 1, heretofore changed its name, or (iii) except as specified in Annex 2, heretofore become a “new debtor” (as defined in

Section 9-102(a)(56) of the UCC) with respect to a currently effective security agreement previously entered into by any other Person.

(d)           Intellectual Property.  Annexes 3, 4, and 5, respectively, set forth a complete and correct list of all Copyrights, Patents and Trademarks owned by the Company on the date hereof; except pursuant to license agreements and other user agreements entered into by the Company in the ordinary course of business, the Company owns and possesses the right to use, and has not licensed any other Person to use, any Copyright, Patent or Trademark listed in Annexes 3, 4, and 5.  To the best knowledge of the Company after due inquiry, all registrations listed in Annexes 3, 4, and 5, are valid and in full force and effect; and except as set forth in Annex 6, to the best knowledge of the Company after due inquiry, the Company owns and possesses the right to use all Copyrights, Patents and Trademarks set forth on Annexes 3, 4, and 5; and Annex 6 sets forth a complete and correct list of all material license agreements and other user agreements regarding Intellectual Property on the date hereof.

To the Company’s best knowledge after due inquiry, (i) except as set forth in Annex 6, there is no violation by others of any right of the Company with respect to any Copyright, Patent or Trademark listed in Annexes 3, 4, and 5, respectively, and (ii) the Company is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against the Company or, to the Company’s knowledge, threatened, and no claim against the Company has been received by the Company, alleging any such violation, except as may be set forth in Annex 6.

To the best knowledge of the Company after due inquiry, the Company does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

(e)            Pledged Shares.  The Initial Pledged Shares constitute 100% of the issued and outstanding Shares of each of the Company’s subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”) beneficially owned by the Company on the date hereof, whether or not registered in the name of the Company. Annex 7 correctly identifies, as at the date hereof, the respective Subsidiaries that issued the Initial Pledged Shares and (in the case of any Subsidiary that is a corporation) the respective class and par value of such Shares and the respective number of such Shares (and registered owner thereof) represented by each such certificate.

The Initial Pledged Shares are, and all other Pledged Shares in which the Company shall hereafter grant a security interest pursuant to Section 3 will be, (i) duly authorized, validly existing, fully paid and non-assessable (in the case of any Shares issued by a corporation) and (ii) duly issued and outstanding (in the case of any equity interest in any other entity), and none of such Pledged Shares are or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement or other organizational instrument of the respective Subsidiary thereof, upon the transfer of such Pledged Shares (except for any such restriction contained herein or in the Transaction Documents, or under such organizational instruments).

Section 3.  Collateral.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, whether now existing or hereafter from time to time incurred or arising, the Company hereby grants to the Agent for the benefit of the Secured Parties a security interest in all of the Company’s right, title and interest in, to and under the following property, assets and revenues, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence (all of the property, assets and revenues described in this Section 3 being collectively referred to herein as the “Collateral”):

(i)	all Accounts:

(ii)	all Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper);

(iii)	all Deposit Accounts;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles, including without limitation all intellectual Property and all Software;

(viii)	all Instruments, including without limitation all Promissory Notes;

(ix)	all Intellectual Property;

(x)	all Inventory;

(xi)
all Investment Property not covered by other clauses of this Section 3, including without limitation all Securities and all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein;

(xii)	all Letter-of-Credit Rights;

(xiii)	all Payment Intangibles, whatsoever not covered by the other clauses of this Section 3;

(xiv)	all commercial tort claims, as defined in Section 9-102(a)(13) of the UCC;

(xv)	all other tangible and intangible personal property whatsoever of the Company;

(xvi)
all Proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Collateral and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company); and

(xvii)	all Pledged Shares.

Section 4.  Cash Proceeds of Collateral.

(a)  Collateral Account.  The Company will, if so instructed by the Agent (at the request of the Required Secured Parties), establish at a banking institution selected by the Agent (at the direction of the Required Secured Parties) a cash collateral account (the “Collateral Account”), which

(i)  to the extent of all Investment Property or Financial Assets shall be a Securities Account in respect of which the Agent, for the benefit of the Secured Parties, shall be the “entitlement holder” as defined in Section 8-102(a)(7) of the UCC, and

(ii)  to the extent of any cash, shall be a Deposit Account in respect of which the Agent, for the benefit of the Secured Parties, shall be the “customer” within the meaning of Section 9-104(a)(3) of the UCC, and into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Agent pursuant hereto and into which the Company may from time to time deposit any additional amounts that any of them wishes to pledge to the Agent for the benefit of the Secured Parties as additional collateral security hereunder or that they are required to pledge as additional collateral security hereunder.  The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided.  The Agent shall remit the collected balance standing to the credit of the Collateral Account to or upon the order of the Company as the Company shall from time to time instruct, provided that at any time after the occurrence and during the continuance of an Event of Default, the Agent may, at the direction of the Required Secured Parties, apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09.  The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

(b)  Proceeds of Accounts.  If so requested by the Agent (acting at the direction of the Required Secured Parties) at any time after the occurrence and during the continuance of an Event of Default, the Company shall instruct all account debtors in respect of Accounts, Chattel Paper and General Intangibles and all obligors on Instruments to make all payments in respect thereof either directly to the Agent or any bank in the United States of America specified by the Agent under arrangements, in form and substance satisfactory to the Agent, pursuant to which the Company shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Collateral Account.  All payments made to the Agent as provided in the preceding sentence, shall be immediately deposited in the Collateral Account.  In addition to the foregoing, the Company agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder shall be received by it, the Company shall, upon the request of the Agent (acting at the direction of the Required Secured Parties), as promptly as possible deposit such proceeds into the Collateral Account.  Until so deposited, all such proceeds shall be held in trust by the Company for and as the property of the Secured Parties and shall not be commingled with any other funds or property of the Company.

(c)  Investment of Balance in Collateral Account.  The cash balance standing to the credit of the Collateral Account shall be invested from time to time in such Permitted Investments as the Company (or, after the occurrence and during the continuance of a Default, the Agent at the direction of the Required Secured Parties) shall determine, which shall be held in the name and be under the control of the Agent for the benefit of the Secured Parties (and credited to the Collateral Account), provided that at any time after the occurrence and during the continuance of an Event of Default, the Agent (at the direction of the Required Secured Parties) may at any time and from time to time elect to liquidate any such investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09.

Section 5.  Further Assurances; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 3, the Company hereby agrees with the Secured Parties and the Agent as follows:

5.01  Delivery and Other Perfection.  The Company shall:

(a)  if so instructed by the Agent (acting at the request of the Required Secured Parties), promptly deliver to the Agent any and all Instruments, Documents and Tangible Chattel Paper constituting part of the Collateral in which the Company purports to grant a security interest hereunder, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may request; provided, that so long as no Event of Default shall have occurred and be continuing, the Company may retain for collection in the ordinary course any Instruments, Documents or Tangible Chattel Paper received by the Company in the ordinary course of its business and the Agent shall, promptly upon request of the Company, make appropriate arrangements for making any of the foregoing pledged by the Company available to the Company for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Agent, against trust receipt or like document);

(b)  promptly give, execute, deliver, file, record, authorize or obtain all such financing statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable in the judgment of the Required Secured Parties to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Agent and the Secured Parties to exercise and enforce their rights, directly or through the Agent, hereunder with respect to such pledge and security interest, provided that notices to account debtors in respect of any Accounts, Chattel Paper or General Intangibles and to obligors on Instruments shall be subject to the provisions of clause (d) below;

(c)  promptly execute and deliver such security agreements relating to Collateral consisting of the Intellectual Property as the Agent (at the request of the Required Secured Parties) may reasonably request;

(d)  upon the occurrence and during the continuance of any Event of Default, upon request of the Agent (acting at the direction of the Required Secured Parties), promptly notify (and the Company hereby authorizes the Agent so to notify) each account debtor in respect of any Accounts, Chattel Paper or General Intangibles and each obligor on Instruments of the Company that such Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect thereof are to be made either directly to the Agent or any bank in the United States of America specified by the Agent under arrangements, in form and substance satisfactory to the Agent;

(e)  without limiting the obligations of the Company under Section 5.04(c), if so requested by the Agent (acting at the direction of the Required Secured Parties), upon the acquisition after the date hereof by the Company of any Equipment valued in excess of $5,000 covered by a certificate of title or ownership, cause the Agent to be listed as the lienholder on such certificate of title for the benefit of the Secured Parties and take such other steps as may be required under the law applicable to perfection of a security interest in such property to perfect such security interest, and within 10 days of the acquisition thereof deliver evidence of the same to the Agent;

(f)  keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

(g)  permit representatives of the Agent and/or the other Secured Parties, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at the Company’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Agent or the other Secured Parties may require.

5.02  Other Financing Statements and Liens.  Without the prior written consent of the Agent, acting at the direction of the Required Secured Parties, the Company shall not (a) file or authorize the filing of any financing statement or like instrument with respect to any of the Collateral in which the Agent is not named as the sole secured party, or (b) cause or permit any Person other than the Agent to have  “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the UCC) of any Deposit Account, Electronic Chattel Paper, Investment Property, Letter-of-Credit Right constituting part of the Collateral.

5.03  Preservation of Rights.  The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

5.04  Special Provisions Relating to Intellectual Property.

(a)  For the purpose of enabling the Agent to exercise rights and remedies under Section 5.05 at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Company hereby grants to the Agent for the benefit of the Secured Parties, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Company) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by the Company, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(b)  Notwithstanding anything contained herein to the contrary, so long as no Event of Default shall have occurred and be continuing, the Company will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Company.  In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Agent shall from time to time, upon the request of the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, that the Company shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (a) immediately above as to any specific Intellectual Property).  Further, upon the payment in full of all of the Secured Obligations and cancellation or termination of any commitment to purchase the Notes under the Transaction Documents or earlier expiration of this Agreement or release of the Collateral, the Agent shall grant back to the Company the license granted pursuant to clause (a) immediately above.  The exercise of rights and remedies under Section 5.05 by the Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Company in accordance with the first sentence of this clause (b).

(c)  The Company will furnish to the Agent from time to time (but, unless a Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral as the Agent may reasonably request, all in reasonable detail; and promptly upon request of the Agent, following receipt by the Secured Parties and the Agent of any statements, schedules or reports pursuant to this clause (b), modify this Agreement by amending Annexes 2, 3 and/or 4, as the case may be, to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement.
5.05  Events of Default, Etc.  If an Event of Default shall have occurred and be continuing:

(a)  the Company shall, at the request of the Agent (acting at the direction of the Required Secured Parties), assemble the Collateral owned by it at such place or places, reasonably convenient to the Secured Parties, the Agent and the Company, designated in the Agent’s request;

(b)  the Agent (at the direction of the Required Secured Parties) may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c)  the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent, on behalf of the Secured Parties, were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

(d)  the Agent (at the direction of the Required Secured Parties) may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

(e)  the Agent (at the direction of the Required Secured Parties) may, upon ten days’ prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Agent or its agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Agent (at the direction of the Required Secured Parties) deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and any Secured Parties, the Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released.  In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Company shall supply to the Agent or its designees, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral.  The Agent (at the direction of the Required Secured Parties) may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The Proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of the license granted to the Agent for the benefit of the Secured Parties in Section 5.04(b), shall be applied in the manner specified in Section 5.09.

The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

5.06  Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

5.07  Locations; Names.  Without at least 30 days’ prior written notice to the Agent, the Company shall not change its location (as defined in Section 9-307 of the UCC) or change its name from the name shown as its current legal name on Annex 1.

5.08  Private Sale.  None of the Secured Parties or the Agent shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner.  The Company hereby waives any claims against any Secured Party or the Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

5.09  Application of Proceeds.  Except as otherwise expressly provided herein, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent for the benefit of the Secured Parties under Section 4 or this Section 5, shall be applied by the Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including out-of-pocket costs and expenses of the Secured Parties and the Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Secured Parties and the Agent in connection therewith;

Second, to the payment of any amount payable to the Agent under the Purchase Agreement;

Third, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Secured Parties may otherwise specify; and

Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

5.10  Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Agent or the Secured Parties while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

5.11  Perfection.  Prior to or concurrently with the execution and delivery of this Agreement, the Company shall (i) file such financing statements and other documents in such offices as the Agent (at the request of the Required Secured Parties) may request to perfect the security interests granted by Section 3 of this Agreement, (ii) cause the Agent, for the benefit of the Secured Parties, to be listed as the lienholder on all certificates of title or ownership relating to any Equipment valued in excess of $5,000 owned by the Company to the extent the title thereto is governed by a certificate of title or ownership and to the extent so requested by the Agent (at the request of the Required Secured Parties), and (iii) execute and deliver such security agreements relating to Collateral consisting of Intellectual Property as the Agent (at the request of the Required Secured Parties) may reasonably request.  Without limiting the foregoing, the Company consents that UCC financing statements may be filed describing the Collateral as “all assets” or “all personal property” of the Company (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3).

5.12  Termination.  Subject to Section 6.12, when all Secured Obligations shall have been paid in full, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company and to be released and canceled all licenses and rights referred to in Section 5.04.  The Agent, at the expenses of the Company, shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the liens on the Collateral.

Section 6.  Miscellaneous.

6.01  Notices.  All notices, requests, consents and demands hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)  if to the Company, to:                                                                Particle Drilling Technologies, Inc.
5611 Baird Court
Houston, Texas  77041
Attention: Chief Executive Officer
Facsimile: 713 224 6361

with a copy to:

Vinson & Elkins LLP
1001 Fannin Street, Ste. 2500
Houston, Texas  77002
Attention:  W. Matthew Strock
Facsimile:  713.615.5650;

(b) if to the Agent, to:                                                                LC Capital Master Fund, Ltd.
680 5th Avenue, 12th Floor
New York, NY 10019
Attention:  Steve Lampe
Facsimile: 212.581.8999.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

6.02  No Waiver.  No failure on the part of any Secured Party or the Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party or the Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

6.03  Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Agent (acting with the consent of the Required Secured Parties).

6.04  Expenses.  The Company agrees to reimburse the Secured Parties and the Agent for all costs and expenses incurred (including, without limitation, the fees and expenses of legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Secured Parties or the Agent of any obligations of the Company in respect of the Collateral that the Company has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Secured Parties or the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

6.05  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company and the Agent (provided, however, that the Company shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Required Secured Parties).

6.06  Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

6.07  Governing Law; Jurisdiction; Etc.

(a)  Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)  Submission to Jurisdiction.  The Company hereby irrevocably and unconditionally submits, for itself and its property, to nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the State of New York or, to the extent permitted by Government Rules, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Government Rules.  Nothing in this Agreement shall affect any right that the Secured Parties or the Agent may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

(c)  Waiver of Venue.  The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Government Rules, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Service of Process.  Each party to this Agreement irrevocably consents to service of process in the manner provided in Section 14.06(a) of the Purchase Agreement.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Government Rules.

6.08  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE GOVERNMENT RULES, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.09  Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

6.10  Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

6.11  Reinstatement.  The obligations of the Company under this Agreement and the security interest in, and the Lien on the Collateral created hereunder, to the extent permitted by applicable Government Rule, shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.  The Company agrees that it will indemnify the Secured Parties and the Agent on demand for all reasonable and reasonably documented costs and expenses (including reasonable and reasonably documented fees of counsel) incurred by the Secured Parties or the Agent, as applicable, in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

6.12  Entire Agreement.  This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

PARTICLE DRILLING TECHNOLOGIES, INC.
      as Parent

By:                      ___________________________
Name:
Title:             Authorized Signatory

PARTICLE DRILLING TECHNOLOGIES, INC.
      as Delaware Sub

By:                      ___________________________
      Name:
Title:             Authorized Signatory

LC CAPITAL MASTER FUND, LTD.
as Collateral Agent

By:  ______________________________________
Name:
Title:

 ANNEX 1

FILING DETAILS

Current Legal Name (no trade names)	Type of Organization (corporation, limited liability company, etc.)	Jurisdiction of Organization	Organizational ID Number (if applicable)	Current Mailing Address	Place of Business or Location of Chief Executive Officer	Location of Goods	Former Legal Name(s) (if any)

Annex 1 to Security Agreement

 ANNEX 2

“NEW DEBTOR” EVENTS

Description of Event                                                                                                Date of Event

Annex 2 to Security Agreement

 ANNEX 3

LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND
APPLICATIONS FOR COPYRIGHT REGISTRATIONS

Title                          Date Filed                                   Registration No.                                               Effective Date

Annex 3 to Security Agreement

 ANNEX 4

LIST OF PATENTS AND PATENT APPLICATIONS

File                      Patent                          Country                          Registration No.                                             Date

Annex 4 to Security Agreement

 ANNEX 5

LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS,
TRADEMARK AND SERVICE MARK REGISTRATIONS AND
APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS

U.S. Trademarks

Application (A)
Registration (R)                                               Registration
Mark                              or Series No. (S)                                              or Filing Date

Annex 5 to Security Agreement

Foreign Trademarks

Application (A)                                                                        Registration or
Mark                    Registration (R)                                            Country                            Filing Date (F)

Annex 5 to Security Agreement

ANNEX 6

LIST OF CONTRACTS, LICENSES AND OTHER AGREEMENTS

Annex 6 to Security Agreement

 ANNEX 7

INITIAL PLEDGED SHARES

Issuer	Holder	Percentage Held	Certificate Number	Type of Entity	Jurisdiction of Organization

Annex 7 to Security Agreement